HarborView Mortgage Loan Pass-Through Certificates

Series 2006-2

Preliminary Marketing Materials

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities.  Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities.  If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued.  The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein.  The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein.  If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information.  Any such information or assumptions are subject to change.  The information in this free writing prospectus may reflect assumptions specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Preliminary Term Sheet                                                                               Date Prepared: March 23, 2006

HarborView Mortgage Loan Trust, Series 2006-2

Mortgage Pass-Through Certificates, Series 2006-2

 $411,173,000 Publicly Offered Certificates

Adjustable Rate Residential Mortgage Loans

Class	Principal Amount (Approx) (1)	WAL (Yrs) Call or Reset/ Mat(2/3)	Pmt Window (Mths) Call or Reset/ Mat(2/3)	Interest Rate Type	Tranche Type	Expected Ratings S&P/Fitch/ Moody’s
1-A	$53,006,000	1.84/3.32	1-32/1-360	Net WAC (4)	Senior Net WAC	AAA/AAA/NR
2-A1A	$242,622,000	2.51/3.33	1-56/1-360	Net WAC (4)	Super Senior Net WAC	AAA/AAA/NR
2-A1B	$9,453,000	2.51/3.33	1-56/1-360	Net WAC (4)	Senior Mezz Net WAC	AAA/AAA/NR
3-A1A	$57,398,000	2.86/3.32	1-79/1-360	Net WAC (4)	Super Senior Net WAC	AAA/AAA/NR
3-A1B	$2,236,000	2.86/3.32	1-79/1-360	Net WAC (4)	Senior Mezz Net WAC	AAA/AAA/NR
4-A	$46,458,000	3.04/3.36	1-95/1-360	Net WAC (4)	Senior Net WAC	AAA/AAA/NR
X (6)	Notional			Variable	Senior IO	AAA/AAA/NR
A-R	$100			Net WAC	Senior Residual	AAA/AAA/NR
B-1	$3,631,000			Floater (5)	Subordinate Floater	AA/NR/Aa2
B-2	$4,913,000			Floater (5)	Subordinate Floater	A/NR/A2
B-3	$3,204,000			Floater (5)	Subordinate Floater	BBB/NR/Baa2
B-4	$2,136,000			Net WAC(4)	Subordinate Net WAC	BB/NR/NR
B-5	$1,282,000			Net WAC(4)	Subordinate Net WAC	B/NR/NR
B-6	$853,674			Net WAC(4)	Subordinate Net WAC	NR/NR/NR

Total

$427,192,774

(1)

Distributions on the Class 1-A Certificates will be derived primarily from a pool of adjustable rate mortgage loans with an initial adjustment occurring approximately 3 years after origination (the “Group 1 Mortgage Loans”).  Distributions on the Class 2-A1A and Class 2-A1B Certificates will be derived primarily from a pool of adjustable rate mortgage loans with an initial adjustment occurring approximately 5 years after origination (the “Group 2 Mortgage Loans”).   Distributions on the Class 3-A1A and Class 3-A1B Certificates will be derived primarily from a pool of adjustable rate mortgage loans with an initial adjustment occurring approximately 7 years after origination (the “Group 3 Mortgage Loans”).  Distributions on the Class 4-A Certificates will be derived primarily from a pool of adjustable rate mortgage loans with an initial adjustment occurring approximately 10 years after origination (the “Group 4 Mortgage Loans”).    Distributions on the Class A-R, Class X, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will be derived primarily from the aggregate pool of adjustable rate mortgage loans (the “Mortgage Loans”).

Class sizes are subject to final collateral pool size and rating agency approval and may increase or decrease by up to 10%.

(2)

The WAL and Payment Window for the Class 1-A, Class 2-A1A, Class 2-A1B, Class 3-A1A and Class 3-A1B Certificates are shown to the Weighted Average Reset Date and to maturity.  The Class 4-A Certificates are shown to the earlier of Weighted Average Reset Date and the first possible Optional Termination Date and to maturity.

(3)

The WAL and Payment Window for the Class B-1, Class B-2 and Class B-3 Certificates are shown to the first possible Optional Termination Date and to maturity.

(4)

On each Distribution Date the Pass-Through Rate for the Class 1-A, Class 2-A1A, Class 2-A1B, Class 3-A1A, Class 3-A1B  and Class 4-A will be equal to the weighted average Net Mortgage Rate of the related Mortgage Loans.   On each Distribution Date the Pass-Through Rate for the Class B-4, Class B-5 and Class B-6 Certificates will be equal to the weighted average of the weighted average Net Mortgage Rate of the Mortgage Loans in Group 1, Group 2, Group 3 and Group 4 weighted on the basis of the sub component.

(5)

On each Distribution Date, the Pass-Through Rate for the Class B-1, Class B-2 and Class B-3 Certificates will be equal to the least of (i) One-Month LIBOR plus the related margin (which margin will be multiplied by 1.5 after the first possible Optional Termination Date), (ii) the related Net WAC Cap and (iii) 10.50%.

(6)

The Class X Certificates will have a notional balance equal to the aggregate balance of the Class B-1, Class B-2 and Class B-3 Certificates on the day immediately prior to such Distribution Date.  It will accrue interest on its notional balance on each Distribution Date at a Certificate Interest Rate equal to the product of (x) the excess of (i) the Net WAC Cap for the Class B-1, Class B-2 and Class B-3 Certificates over (ii) the weighted average Pass-Through Rate for the Class B-1, Class B-2 and Class B-3 Certificates and (y) the actual number of the days in the related accrual period divided by 30.

Depositor:

Greenwich Capital Acceptance, Inc.

Lead Underwriter:

Greenwich Capital Markets, Inc.

Co-Underwriter:

Countrywide Securities Corp.

Master Servicer and

Securities Administrator:

Wells Fargo Bank, N.A.

Originators & Servicers:

Countrywide Home Loans Servicing, LP, IndyMac Bank F.S.B., Downey Savings and Loan Association, F.A, HSBC Bank USA, Mellon Trust of New England, National Association and US Central Credit Union.

Trustee:

Deutsche Bank National Trust Company.

Additional Disclosure:

For additional disclosure on (a) the Originators which are expected as of the Cut-off Date to have originated 20% or more of the Mortgage Loans, and their related Underwriting Guidelines, (b) the Servicers which are expected as of the Cut-off Date to be servicing 20% or more of the Mortgage Loans, (c) the Trustee and (d) the Master Servicer, refer to Exhibit A.

Custodians:

Deutsche Bank National Trust Company, Mellon Trust of New England, National Association the Bank of New York. And Wells Fargo Bank, N.A.

Rating Agencies:

S&P and Fitch will rate the Offered Certificates.  It is expected that the Certificates will be assigned the credit ratings on page 1 of this Preliminary Term Sheet.

Cut-off Date:

March 1, 2006.

Expected Pricing Date:

March 24, 2006.

Closing Date:

March 30, 2006.

Distribution Date:

The 25th day of each month (or if such day is not a business day, the next succeeding business day), commencing in April 2006.

Certificates:

The Class 1-A Certificates (the “Group 1 Certificates”), the Class 2-A1A and Class 2-A1B Certificates (the “Group 2 Certificates”), the Class 3-A1A and Class 3-A1B Certificates (the “Group 3 Certificates”), the Class 4-A Certificates (the “Group 4 Certificates”), and the Class X and Class A-R Certificates (together with the Group 1, Group 2, Group 3 and Group 4 Certificates, the “Senior Certificates”).  The “Subordinate Certificates” will consist of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6.  The Class 1-A, Class 2-A1A, Class 2-A1B, Class 3-A1A, Class 3-A1B and Class 4-A Certificates (the “Offered Certificates”) are being offered publicly herein.

Accrued Interest:

The Senior Certificates and the Class B-4, Class B-5 and Class B-6 Certificates will settle with 29 days accrued interest.

The Class B-1, Class B-2 and Class B-3 Certificates will settle flat.

Interest Accrual Period:

The interest accrual period for the Senior Certificates and the Class B-4, Class B-5 and Class B-6 Certificates will be the calendar month prior to such Distribution Date (on a 30/360 basis).

The interest accrual period with respect to the Class B-1, Class B-2 and Class B-3 Certificates for a given Distribution Date will be the period beginning with the prior Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an Actual/360 basis).

Book Entry Registration

And Definitive

Certificates:

The Offered Certificates (other than the Class A-R Certificate) will be made available in book-entry form through DTC.  The Offered Certificates will, upon request, be made available in book-entry form through Clearstream, Luxembourg and the Euroclear System.  The Class A-R Certificate will be offered issued as a single certificate and maintained in definitive, fully registered form.

Federal Tax Treatment:

It is anticipated that the Senior Certificates (other than the Class A-R Certificates) and Subordinate Certificates will be treated as REMIC regular interests for federal tax income purposes.  The Class A-R Certificate will be treated as a REMIC residual interest for tax purposes.

ERISA Eligibility:

The Class 1-A, Class 2-A1A, Class 2-A1B, Class 3-A1A, Class 3-A1B, Class 4-A, Class X, Class B-1, Class B-2 and Class B-3 Certificates are expected to be ERISA eligible. Prospective investors should review with their legal advisors whether the purchase and holding of the Class 1-A, Class 2-A1A, Class 2-A1B, Class 3-A1A, Class 3-A1B, Class 4-A, Class X, Class B-1, Class B-2 and Class B-3 Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or other similar laws.

SMMEA Treatment:

The Senior Certificates and Class B-1 Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.  The Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination

Date:

On any distribution date on which the aggregate Stated Principal Balance of the Mortgage Loans is equal to or less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer will have the right to repurchase all of the mortgage loans and REO properties remaining in the trust fund.  This date is referred to as the “Optional Termination Date”.

Weighted Average

Reset Date:

For preparation of these Preliminary Marketing Materials, the Weighted Average Reset Date with respect to the Group 1, Group 2, Group 3 and Group 4 Mortgage Loans is assumed to be the Distribution Date in November 2008, November 2010, October 2012 and November 2015, respectively.

Pricing Prepayment

Speed:

The Offered Certificates will be priced to a prepayment speed of 25% CPR.

Minimum Denomination:

$25,000 and integral multiples of $1 in excess thereof; provided that the Certificates must be purchased in minimum total investments of $100,000; except for the Class X Certificates, which will be in minimum notional amounts of $100,000 and integral multiples of $1 in excess thereof.

Final Maturity Date:

The Final Maturity Date is expected to be the Distribution Date occurring in February 2036.

Mortgage Loans:

As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans described herein is approximately $427,192,774 (the “Mortgage Loans”). The “Group 1 Mortgage Loans” consist of conforming and non conforming balance adjustable rate residential mortgage loans each with an initial rate adjustment occurring approximately 3 years after origination and an aggregate principal balance as of the Cut-off Date of approximately $55,070,787.  The “Group 2 Mortgage Loans” consist of conforming and non conforming balance adjustable rate residential mortgage loans each with an initial rate adjustment occurring approximately 5 years after origination and an aggregate principal balance as of the Cut-off Date of approximately $261,896,253.  The “Group 3 Mortgage Loans” consist of conforming and non conforming balance adjustable rate residential mortgage loans each with an initial rate adjustment occurring approximately 7 years after origination and an aggregate principal balance as of the Cut-off Date of approximately $61,957,457.  The “Group 4 Mortgage Loans” consist of conforming and non conforming balance adjustable rate residential mortgage loans each with an initial rate adjustment occurring approximately 10 years after origination and an aggregate principal balance as of the Cut-off Date of approximately $48,268,278.  The Mortgage Loans in Group 1, Group 2, Group 3 and Group 4 are adjustable rate mortgage loans, all of which adjust based on 6 month LIBOR, 1 year LIBOR and 1 year CMT.  Each of the Mortgage Loans has an original term to maturity of 30 years. A portion of the Mortgage Loans (see attached preliminary collateral summary) are scheduled to pay interest only for a term of no more than ten years following origination.   Thereafter, each such Mortgage Loan will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize such Mortgage Loans over its remaining term.

Credit Enhancement:

Senior/subordinate, shifting interest structure.  The credit enhancement information shown below is subject to final rating agency approval.

Credit enhancement for the Senior Certificates will consist of the subordination of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, which will constitute on the Closing Date approximately [3.75]% total subordination.

Credit enhancement for the Class B-1 Certificates will consist of the subordination of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, will constitute on the Closing Date approximately [2.90]% total subordination.

Credit enhancement for the Class B-2 Certificates will consist of the subordination of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, will constitute on the Closing Date approximately [1.75]% total subordination.

Credit enhancement for the Class B-3 Certificates will consist of the subordination of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, will constitute on the Closing Date approximately [1.00]% total subordination.

Non-Overcollateralization

Series:

With respect to any HarborView Series, as of the closing date, the total principal balance of the mortgage loans as of the cut-off date may exceed the total class principal balance of the certificates.  This feature is referred to as overcollateralization.  A series that has an overcollateralization feature is referred to as a “overcollateralization series” and a series that does not have an overcollateralization feature is referred to as a “non-overcollateralization series.”  This will be a “non-overcollateralization series.”

Shifting Interest:

Prior to the Distribution Date occurring in April 2013, the Subordinate Certificates will be locked out from receipt of unscheduled principal (unless the related Senior Certificates are paid down to zero or the credit enhancement percentage provided by the Subordinate Certificates has doubled prior to such date as described below).  After such time and subject to standard collateral performance triggers (as described in below), the Subordinate Certificates will receive increasing portions of unscheduled principal.

.

The unscheduled principal payment percentages on the Subordinate Certificates are as follows:

Periods:

Unscheduled Principal Payments (%)

April 2006 – March 2013

0% Pro Rata Share

April 2013 – March 2014

30% Pro Rata Share

April 2014 – March 2015

40% Pro Rata Share

April 2015 – March 2016

60% Pro Rata Share

April 2016 – March 2017

80% Pro Rata Share

April 2017 and after

100% Pro Rata Share

However, if the credit enhancement percentage provided by the Subordinate Certificates has doubled from the initial credit enhancement percentage (subject to the Step Down Test), (i) prior to the Distribution Date in April 2009, the Subordinate Certificates will be entitled to only 50% of their pro rata share of the unscheduled principal payments or (ii) on or after the Distribution Date in April 2009, the Subordinate Certificates will be entitled to 100% of their pro rata share of the unscheduled principal payments.

Scheduled principal payments will be distributed pro rata to the Senior and Subordinate Certificates.

Any unscheduled principal not allocated to the Subordinate Certificates will be allocated to the related Senior Certificates (other than the Class X Certificates).  In the event the current senior percentage related to the loan group (aggregate principal balance of the related Senior Certificates, other than the Class X Certificates, divided by the aggregate principal balance of the  related Mortgage Loans) exceeds the applicable initial senior percentage (aggregate principal balance of the related Senior Certificates, other than the Class X Certificates, as of the Closing Date, divided by the aggregate principal balance of the related  Mortgage Loans as of the Cut-off Date), the Senior Certificates will receive all unscheduled principal payments for the Mortgage Loans, regardless of any unscheduled principal payment percentages above.

Unscheduled principal will generally consist of the sum of (i) liquidation proceeds, recoveries, and other unscheduled principal amounts and (ii) voluntary prepayments, if any.

Step Down Test:

As to any distribution date, the application of both of the following conditions (which conditions may or may not be satisfied):

first, the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure and REO property), averaged over the preceding six month period, as a percentage of the aggregate class principal balance of the subordinate certificates, does not equal or exceed 50%, and second, cumulative Realized Losses on all of the mortgage loans do not exceed:

•

For any distribution date on or after the seventh anniversary of the first distribution date, 30% of the aggregate class principal balance of the subordinate certificates as of the closing date.

•

For any distribution date on or after the eighth anniversary of the first distribution date, 35% of the aggregate class principal balance of the subordinate certificates as of the closing date.

•

For any distribution date on or after the ninth anniversary of the first distribution date, 40% of the aggregate class principal balance of the subordinate certificates as of the closing date.

•

For any distribution date on or after the tenth anniversary of the first distribution date, 45% of the aggregate class principal balance of the subordinate certificates as of the closing date.

•

For any distribution date on or after the eleventh anniversary of the first distribution date, 50% of the aggregate class principal balance of the subordinate certificates as of the closing date.

Allocation of

Realized Losses:

Any realized losses on the Mortgage Loans will be allocated as follows: to the Subordinate Certificates in reverse order of their numerical designations, in each case until the related class principal balance has been reduced to zero; and then to the Senior Certificates in the following order:

1.

Any remaining realized losses on the Group 1 Mortgage Loans will be allocated to the Class A-R and Class 1-A Certificates, on a pro-rata basis until the related class principal balance has been reduced to zero.

2.

Any remaining realized losses on the Group 2 Mortgage Loans will be allocated to the Class 2-A1B and Class 2-A1A Certificates, in that order, until the class principal balance has been reduced to zero.

3.

Any remaining realized losses on the Group 3 Mortgage Loans will be allocated to the Class 3-A1B and Class 3-A1A Certificates, in that order, until the class principal balance has been reduced to zero.

4.

Any remaining realized losses on the Group 4 Mortgage Loans will be allocated to the Class 4-A Certificates until the class principal balance has been reduced to zero.

Net Mortgage Rate:

The “Net Mortgage Rate” with respect to each Mortgage Loan is equal to the mortgage rate less the related Servicing Fee Rate and LPMI fee rate, if any.

Net WAC for the

Senior Certificates:

The “Net WAC” is equal to the weighted average Net Mortgage Rates of the Mortgage Loans in the related loan group.

Net WAC Cap:

The “Net WAC Cap” for the Class B-1, Class B-2 and Class B-3 Certificates is equal to the product of (i) the weighted average of the weighted average Net Mortgage Rates of the Group 1, Group 2, Group 3 and Group 4 Mortgage Loans weighted based on subordinate component, multiplied by (ii) the quotient of 30 divided by the actual number of days in accrual period.

Trust Expense

Fee Rate:

The sum of the Servicing Fee Rate and the LPMI Fee Rate, if any.

Servicing Fee Rate:

Each servicer will be paid a monthly fee (a “Servicing Fee”) with respect to each mortgage loan it services.  The Servicing Fee will be calculated at a per annum rate (the “Servicing Fee Rate”) of the outstanding principal balance of each mortgage loan as of the first day of the related due period.

•

For each Mortgage Loan serviced by Countrywide Home Loans Servicing, LP and Downey Savings and Loan Association, F.A, the Servicing Fee Rate will equal 0.25% on or prior to the date the related Mortgage Loan changes from a fixed rate Mortgage Loan to an adjustable rate Mortgage Loan (the “Reset Date”), and 0.375% after such date.

•

For each Mortgage Loan serviced by IndyMac Bank F.S.B., the Servicing Fee Rate will equal 0.375% per period.

•

For loans serviced by Mellon Trust of New England, National Association and US Central Credit Union, the Servicing Fee Rate will equal 0.25% per period.

•

For each Mortgage Loan with a 3 year interest-only term serviced by HSBC Bank USA, the Servicing Fee Rate will equal 0.25% on or prior to the Reset Date and 0.375% after such date.  For all other Mortgage Loans serviced by HSBC Bank USA the Servicing Fee Rate will equal 0.25%.

Basis Risk Shortfall

Amount:

For the Class B-1, Class B-2 and Class B-3 Certificates and any distribution date, the “Basis Risk Shortfall Amount” for such class will equal the sum of:

(i) the excess, if any, of the amount of interest that such class would have been entitled to receive if the Pass-Through Rate for such class were calculated without regard to clause (ii) in the definition thereof, over the actual amount of interest such class is entitled to receive for such Distribution Date; (ii) any excess described in clause (i) above remaining unpaid from prior Distribution Dates; and (iii) interest for the applicable interest accrual period on the amount described in clause (ii) above based on the applicable Pass-Through Rate determined without regard to clause (ii) in the definition thereof.  The Basis Risk Shortfall Amount will be paid only to the extent of interest otherwise distributable to the Class X Certificates and payments, if any, made under the related Yield Maintenance Agreement.

Basis Risk Reserve

Fund:

Pursuant to the terms of the pooling agreement, the Trustee will establish an account on behalf of the Class X Certificates.  On each distribution date, interest that would otherwise be distributable with respect to the Class X Certificates will be deposited into such account. The “Basis Risk Reserve Fund” will be held in trust by the trustee on behalf of the Class B-1, Class B-2 and Class B-3 Certificates.

Required Reserve

Fund Deposit:

On any distribution date, the “Required Reserve Fund Deposit” will be amount equal to the lesser of (i) the aggregate current interest for the Class X Certificates for such distribution date (after giving effect to each such certificate’s share of any net deferred interest and after any reduction in current interest due to basis risk shortfalls on such distribution date) and (ii) the amount required to bring the balance on deposit in the Class X Basis Risk Reserve Fund up to an amount equal to the unpaid Basis Risk Shortfalls for such distribution date with respect to the Class B-1, Class B-2 and Class B-3 Certificates.

Yield Maintenance

Agreements:

On the Closing Date, the Trustee will enter into three “Yield Maintenance Agreements”, or “YMAs”, with a counterparty (the “Counterparty”) for the benefit of the Class B-1, Class B-2 and Class B-3 Certificates, respectively. The notional balance of the YMAs for any Distribution Date is equal to the lesser of (i) the notional balance as set forth for such Distribution Date and (ii) the aggregate balance of the related Certificates on the day prior to such Distribution Date.  The Counterparty will be obligated to make monthly payments to the Trustee when one-month LIBOR exceeds the specified strike rate. For each YMA, such payments will be capped at their maximum amount when one-month LIBOR equals or exceeds 10.50%.  The Yield Maintenance Agreements will terminate after the Distribution Date in [March 2016].  Any payments received from the related Yield Maintenance Agreement will be used to pay Carryover Shortfall Amounts on the Class B-1, Class B-2 and Class B-3 Certificates, respectively.

Certificates Priority of

Distributions:

Distribution of Available Funds will be made in the following order of priority:

(a) from the related Mortgage Loans, current interest on the Senior Certificates, on a pro rata basis with respect to each class of Senior Certificates related to the same loan group; provided, however, that on each distribution date, to the extent of the Required Reserve Fund Deposit for such distribution date, the amount of current interest that would otherwise be distributable to the Class X Certificates will be deposited in the Basis Risk Reserve Fund and will not be distributed to such class; and (b) concurrently, (i) from the Group 1 Mortgage Loans, principal on the Certificates, to the Class A-R Certificate and then to the Class 1-A Certificates, in that order, until their respective class principal balances are reduced to zero;

     (ii) from the Group 2 Mortgage Loans, principal on the Certificates, to the Class 2-A1A and Class 2-A1B Certificates, pro rata, until their respective class principal balances are reduced to zero;

     (iii) from the Group 3 Mortgage Loans, principal on the Certificates, to the Class 3-A1A and Class 3-A1B Certificates, pro rata, until their respective class principal balances are reduced to zero;

     (iv) from the Group 4 Mortgage Loans, principal on the Certificates, to the Class 4-A Certificates, until their respective class principal balances are reduced to zero;

(c) with respect to all remaining Available Funds: first, current and unpaid interest on, and then principal on, each class of subordinate certificates, in the order of their numerical class designations beginning with the Class B-1 Certificates, *subject to the limitations described below;

(d) first, from the related Yield Maintenance Account, for distribution to the Class B-1, Class B-2 and Class B-3 Certificates; and second, sequentially, from the Basis Risk Reserve Fund, for distribution to the Class B-1, Class B-2 and Class B-3 Certificates, in that order; any Basis Risk Shortfall Amount remaining unpaid for such class and such date; and

(e) with respect to all remaining Available Funds to the Class A-R Certificate.

*Each class of Subordinate Certificates will be entitled to receive on each distribution date its pro rata share of the principal (based on its respective class principal balance), in each case to the extent of the amount available from available funds for distribution of principal on that class. Distributions of principal on the Subordinate Certificates will be made on each distribution date to the classes of Subordinate Certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until each such class has received its respective pro rata share for that distribution date.  Additionally, the Subordinate Certificates will only be entitled to receive the related Subordinate Percentage or the related Subordinate Prepayment Percentage of any Principal Distribution Amount for the related distribution date. Before the distribution date in April 2013, the related Subordinate Prepayment Percentage will generally equal zero unless the related Senior Certificates (other than the Class X Certificates) are paid down to zero or the credit enhancement provided by the Subordinate Certificates has doubled since the closing date and certain performance tests have been satisfied.

Prepayment Interest

Shortfalls:

Any Prepayment Interest Shortfall with respect to a prepayment in full and/or in part, as applicable, of a Mortgage Loan is required to be paid by the Servicer, generally limited to the extent that such amount does not exceed the related Servicing Fee Rate for the applicable date.

Aggregate Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$427,192,774	$87,000	$3,000,000
Average Scheduled Principal Balance	$525,452
Number of Mortgage Loans	813

Weighted Average Gross Coupon	5.718%	4.500%	6.875%
Weighted Average FICO Score	742	640	816
Weighted Average Original LTV	65.92%	11.19%	95.00%
Weighted Average Total LTV (Including Silent 2nd)	67.80%	11.19%	100.00%

Weighted Average Original Term	360 months	360 months	360 months
Weighted Average Stated Remaining Term	356 months	343 months	358 months
Weighted Average Seasoning	4 months	2 months	17 months

Weighted Average Gross Margin	2.489%	2.250%	3.250%
Weighted Average Minimum Interest Rate	2.489%	2.250%	3.250%
Weighted Average Maximum Interest Rate	11.159%	9.500%	12.875%
Weighted Average Initial Rate Cap	4.843%	2.000%	6.000%
Weighted Average Subsequent Rate Cap	1.669%	1.000%	2.250%
Weighted Average Months to Roll	63 months	28 months	118 months

Maturity Date		Oct 1 2034	Jan 1 2036
Maximum Zip Code Concentration	1.18%	90266

ARM	100.00%	Alternative Documentation	6.98%
		Express Documentation	2.75%
10/1 YR CMT	0.10%	Fast Forward	4.73%
10/1 YR LIBOR	1.22%	Full Documentation	46.32%
10/1 YR LIBOR IO	5.70%	Lite Documentation	15.77%
10/6 MO LIBOR	0.28%	Preferred Documentation	6.90%
10/6 MO LIBOR IO	3.99%	Stated Documentation	16.55%
3/1 YR CMT IO	0.95%
3/1 YR LIBOR	0.74%	Cash Out Refinance	37.54%
3/1 YR LIBOR IO	2.58%	Purchase	35.60%
3/27 6 MO LIBOR	0.66%	Rate/Term Refinance	26.86%
3/27 6 MO LIBOR IO	7.95%
5/1 YR CMT	1.97%	Condominium	12.25%
5/1 YR CMT IO	5.97%	Cooperative	0.27%
5/1 YR LIBOR	6.11%	Planned Unit Development	22.22%
5/1 YR LIBOR IO	33.81%	Single Family	64.02%
5/25 6 MO LIBOR	0.76%	Townhouse	0.22%
5/25 6 MO LIBOR IO	12.68%	Two-to-Four Family	1.03%
7/1 YR CMT	0.98%
7/1 YR CMT IO	0.31%	Non-owner	0.35%
7/1 YR LIBOR	1.61%	Primary	92.56%
7/1 YR LIBOR IO	4.78%	Second Home	7.09%
7/23 6 MO LIBOR	1.58%
7/23 6 MO LIBOR IO	5.25%	Top 5 States:
		California	60.90%
Interest Only	83.99%	Virginia	5.27%
Not Interest Only	16.01%	Florida	3.72%
		New York	3.70%
Prepay Penalty: N/A	73.70%	Maryland	3.00%
Prepay Penalty: 12 months	12.33%
Prepay Penalty: 36 months	13.31%	Top 10 Zips:
Prepay Penalty: 60 months	0.66%	90266	1.18%
		92782	0.80%
First Lien	100.00%	98020	0.70%
		91381	0.65%
		91403	0.62%
		94062	0.61%
		92673	0.60%
		94019	0.58%
		91423	0.58%
		94904	0.58%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
50,000.01 - 100,000.00	2	186,999.75	0.04%	5.799	356	25.78	774
100,000.01 - 150,000.00	14	1,868,685.42	0.44%	5.938	356	51.53	726
150,000.01 - 200,000.00	27	4,829,645.59	1.13%	5.901	356	61.93	718
200,000.01 - 250,000.00	31	7,128,891.54	1.67%	5.884	356	61.52	727
250,000.01 - 300,000.00	43	11,933,341.98	2.79%	5.843	356	67.51	726
300,000.01 - 350,000.00	40	13,189,540.19	3.09%	5.737	356	67.37	736
350,000.01 - 400,000.00	152	57,808,643.43	13.53%	5.743	355	69.76	741
400,000.01 - 450,000.00	95	40,648,957.89	9.52%	5.729	355	70.59	737
450,000.01 - 500,000.00	99	47,238,807.84	11.06%	5.715	355	68.07	741
500,000.01 - 550,000.00	62	32,545,755.95	7.62%	5.727	356	71.45	747
550,000.01 - 600,000.00	52	30,088,667.85	7.04%	5.754	356	67.54	737
600,000.01 - 650,000.00	47	29,541,358.32	6.92%	5.630	355	68.86	735
650,000.01 - 700,000.00	22	15,008,729.01	3.51%	5.661	356	69.14	726
700,000.01 - 750,000.00	20	14,549,708.22	3.41%	5.754	356	65.96	752
750,000.01 - 800,000.00	18	14,070,883.24	3.29%	5.636	356	63.35	748
800,000.01 - 850,000.00	11	9,138,920.75	2.14%	5.816	356	63.42	756
850,000.01 - 900,000.00	8	7,024,844.33	1.64%	5.813	356	65.20	771
900,000.01 - 950,000.00	6	5,567,211.40	1.30%	5.811	356	62.25	733
950,000.01 - 1,000,000.00	20	19,790,834.23	4.63%	5.733	356	55.50	760
1,000,000.01+	44	65,032,347.39	15.22%	5.633	356	57.61	749
Total	813	427,192,774.32	100.00%	5.718	356	65.92	742

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
4.500 - 4.999	36	19,253,030.66	4.51%	4.740	350	69.53	741
5.000 - 5.499	110	67,291,790.44	15.75%	5.234	355	64.11	745
5.500 - 5.999	432	228,032,042.48	53.38%	5.718	356	65.43	744
6.000 - 6.499	213	102,852,526.02	24.08%	6.137	356	67.17	737
6.500 - 6.999	22	9,763,384.72	2.29%	6.579	357	69.58	742
Total	813	427,192,774.32	100.00%	5.718	356	65.92	742

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
625-649	16	6,952,470.98	1.63%	5.990	355	71.79	645
650-674	45	18,418,817.74	4.31%	5.841	355	71.50	663
675-699	98	47,230,938.81	11.06%	5.764	355	66.23	687
700-724	127	63,551,608.81	14.88%	5.665	356	66.77	713
725-749	151	84,629,181.73	19.81%	5.678	356	66.11	737
750-774	177	99,529,101.04	23.30%	5.679	356	67.81	763
775-799	160	86,531,065.58	20.26%	5.752	356	62.52	785
800+	39	20,349,589.63	4.76%	5.792	356	59.83	806
Total	813	427,192,774.32	100.00%	5.718	356	65.92	742

Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	108	61,517,409.80	14.40%	5.673	356	37.59	750
50.00- 54.99	46	24,131,019.55	5.65%	5.782	356	52.38	755
55.00- 59.99	51	28,516,417.09	6.68%	5.546	356	57.77	746
60.00- 64.99	81	45,414,514.83	10.63%	5.683	356	62.39	746
65.00- 69.99	99	53,667,368.71	12.56%	5.711	356	67.46	738
70.00- 74.99	115	64,633,837.81	15.13%	5.766	355	72.26	738
75.00- 79.99	117	56,683,667.52	13.27%	5.773	356	77.00	734
80.00	184	88,289,687.57	20.67%	5.734	355	80.00	741
80.01- 84.99	3	820,370.33	0.19%	5.497	351	82.61	739
85.00- 89.99	5	1,899,624.03	0.44%	6.028	356	88.73	735
90.00- 94.99	3	1,257,857.08	0.29%	5.587	353	90.00	780
95.00- 99.99	1	361,000.00	0.08%	6.750	356	95.00	783
Total	813	427,192,774.32	100.00%	5.718	356	65.92	742

LTV Over 80	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
LTV <= 80	801	422,853,922.88	98.98%	5.717	356	65.69	742
LTV > 80 GEMICO	3	1,183,624.03	0.28%	6.344	355	90.78	757
LTV > 80 MGIC	2	801,000.00	0.19%	4.624	344	86.53	777
LTV > 80 Radian	2	787,000.00	0.18%	6.057	356	89.44	753
LTV > 80 Republic	3	890,227.41	0.21%	6.028	357	86.31	731
LTV > 80 United Guaranty	2	677,000.00	0.16%	6.023	356	88.39	745
Total	813	427,192,774.32	100.00%	5.718	356	65.92	742

Silent Second Flag	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N	718	365,379,381.53	85.53%	5.711	356	65.78	742
Y	95	61,813,392.79	14.47%	5.760	356	66.75	741
Total	813	427,192,774.32	100.00%	5.718	356	65.92	742

Total LTV (including silent 2nd)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	97	53,384,162.76	12.50%	5.676	356	37.15	750
50.00- 54.99	45	24,816,553.89	5.81%	5.765	356	50.70	753
55.00- 59.99	51	29,338,601.13	6.87%	5.551	356	56.47	744
60.00- 64.99	81	45,445,812.83	10.64%	5.698	356	61.94	747
65.00- 69.99	94	48,345,542.79	11.32%	5.735	356	67.03	738
70.00- 74.99	109	58,145,866.13	13.61%	5.753	355	71.50	738
75.00- 79.99	111	54,116,527.50	12.67%	5.756	355	76.33	733
80.00	149	72,866,023.86	17.06%	5.677	355	78.83	742
80.01- 84.99	10	4,272,513.93	1.00%	5.641	356	74.63	744
85.00- 89.99	28	16,767,101.20	3.92%	5.876	356	77.67	741
90.00- 94.99	24	13,586,755.57	3.18%	5.920	355	78.26	744
95.00- 99.99	12	5,303,722.71	1.24%	5.768	357	80.14	737
100.00	2	803,590.02	0.19%	5.500	356	80.00	702
Total	813	427,192,774.32	100.00%	5.718	356	65.92	742

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
360	813	427,192,774.32	100.00%	5.718	356	65.92	742
Total	813	427,192,774.32	100.00%	5.718	356	65.92	742

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
301-360	813	427,192,774.32	100.00%	5.718	356	65.92	742
Total	813	427,192,774.32	100.00%	5.718	356	65.92	742

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 -20.00	52	40,541,308.65	9.49%	5.735	356	59.74	754
20.01 -25.00	52	28,652,252.86	6.71%	5.745	356	59.28	747
25.01 -30.00	96	49,996,485.63	11.70%	5.618	355	67.27	744
30.01 -35.00	157	80,986,654.98	18.96%	5.665	355	64.97	742
35.01 -40.00	238	118,008,093.65	27.62%	5.755	356	66.85	737
40.01 -45.00	142	70,537,461.60	16.51%	5.798	356	69.84	742
45.01 -50.00	44	22,896,545.79	5.36%	5.661	355	67.22	741
50.01 -55.00	18	9,576,033.56	2.24%	5.705	356	74.42	741
55.01 -60.00	4	1,988,408.00	0.47%	5.825	356	50.05	748
60.01+	8	3,114,529.60	0.73%	5.520	353	68.73	727
None	2	895,000.00	0.21%	5.430	356	38.09	749
Total	813	427,192,774.32	100.00%	5.718	356	65.92	742

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
ARM	813	427,192,774.32	100.00%	5.718	356	65.92	742
Total	813	427,192,774.32	100.00%	5.718	356	65.92	742

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
10/1 YR CMT	1	419,901.74	0.10%	5.000	344	70.00	809
10/1 YR LIBOR	10	5,223,957.19	1.22%	5.892	356	66.28	727
10/1 YR LIBOR IO	50	24,353,728.27	5.70%	5.974	356	61.59	758
10/6 MO LIBOR	2	1,214,864.86	0.28%	6.035	357	42.86	780
10/6 MO LIBOR IO	34	17,055,825.63	3.99%	5.937	357	62.76	759
3/1 YR CMT IO	8	4,072,700.00	0.95%	5.651	357	68.45	708
3/1 YR LIBOR	5	3,179,474.28	0.74%	5.666	355	64.10	697
3/1 YR LIBOR IO	20	11,031,987.33	2.58%	5.768	356	63.86	758
3/27 6 MO LIBOR	8	2,818,123.66	0.66%	5.659	356	70.05	684
3/27 6 MO LIBOR IO	84	33,968,501.68	7.95%	5.757	356	70.36	711
5/1 YR CMT	17	8,426,095.33	1.97%	5.547	354	69.21	750
5/1 YR CMT IO	47	25,518,972.80	5.97%	5.558	355	71.01	743
5/1 YR LIBOR	43	26,098,289.61	6.11%	5.632	356	67.91	735
5/1 YR LIBOR IO	233	144,436,788.78	33.81%	5.703	356	65.17	753
5/25 6 MO LIBOR	7	3,241,400.03	0.76%	5.990	357	63.91	706
5/25 6 MO LIBOR IO	133	54,174,706.39	12.68%	5.894	356	69.56	724
7/1 YR CMT	10	4,186,442.63	0.98%	4.708	344	62.83	743
7/1 YR CMT IO	3	1,336,115.05	0.31%	5.073	345	76.51	736
7/1 YR LIBOR	15	6,862,801.17	1.61%	5.691	355	58.04	766
7/1 YR LIBOR IO	34	20,415,648.06	4.78%	5.638	355	60.54	745
7/23 6 MO LIBOR	11	6,737,392.98	1.58%	5.420	357	63.58	742
7/23 6 MO LIBOR IO	38	22,419,056.85	5.25%	5.556	357	62.61	745
Total	813	427,192,774.32	100.00%	5.718	356	65.92	742

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Prepay Penalty: N/A	627	314,851,293.00	73.70%	5.715	355	67.98	740
Prepay Penalty: 12 months	82	52,662,558.38	12.33%	5.843	356	58.58	753
Prepay Penalty: 36 months	102	56,852,072.94	13.31%	5.646	356	61.07	743
Prepay Penalty: 60 months	2	2,826,850.00	0.66%	5.238	356	70.40	726
Total	813	427,192,774.32	100.00%	5.718	356	65.92	742

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
First Lien	813	427,192,774.32	100.00%	5.718	356	65.92	742
Total	813	427,192,774.32	100.00%	5.718	356	65.92	742

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Alternative Documentation	54	29,811,637.18	6.98%	5.673	356	69.33	734
Express Documentation	32	11,749,627.76	2.75%	5.831	355	67.56	741
Fast Forward	43	20,193,463.08	4.73%	5.954	357	64.55	764
Full Documentation	329	197,894,939.60	46.32%	5.669	356	63.73	749
Lite Documentation	166	67,376,101.65	15.77%	5.868	355	70.38	709
Preferred Documentation	63	29,456,364.30	6.90%	5.789	356	73.67	762
Stated Documentation	126	70,710,640.75	16.55%	5.618	354	63.23	745
Total	813	427,192,774.32	100.00%	5.718	356	65.92	742

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Cash Out Refinance	335	160,356,987.77	37.54%	5.758	356	63.27	734
Purchase	282	152,073,714.15	35.60%	5.756	355	73.49	748
Rate/Term Refinance	196	114,762,072.40	26.86%	5.614	356	59.58	746
Total	813	427,192,774.32	100.00%	5.718	356	65.92	742

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Condominium	122	52,322,624.52	12.25%	5.610	354	71.31	750
Cooperative	3	1,134,906.25	0.27%	5.885	357	35.40	774
Planned Unit Development	171	94,907,555.59	22.22%	5.699	356	64.75	744
Single Family	506	273,471,093.05	64.02%	5.741	356	65.41	740
Townhouse	2	935,574.74	0.22%	5.625	357	74.38	747
Two-to-Four Family	9	4,421,020.17	1.03%	5.972	356	64.28	757
Total	813	427,192,774.32	100.00%	5.718	356	65.92	742

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Non-owner	6	1,507,874.92	0.35%	6.065	356	61.32	719
Primary	760	395,405,951.82	92.56%	5.710	356	66.06	740
Second Home	47	30,278,947.58	7.09%	5.815	356	64.35	769
Total	813	427,192,774.32	100.00%	5.718	356	65.92	742

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Arizona	30	10,607,130.74	2.48%	5.913	355	70.28	726
California	492	260,163,277.61	60.90%	5.731	356	66.33	739
Colorado	13	8,350,595.94	1.95%	5.729	357	59.25	772
Connecticut	5	2,850,608.05	0.67%	5.408	354	57.73	733
Delaware	1	785,248.00	0.18%	5.750	357	80.00	783
District of Columbia	3	1,506,000.00	0.35%	5.817	356	58.05	711
Florida	29	15,912,016.03	3.72%	5.799	357	56.65	750
Georgia	5	2,263,507.22	0.53%	5.595	356	74.85	722
Hawaii	7	4,150,060.28	0.97%	5.730	355	64.11	772
Idaho	1	397,790.71	0.09%	5.500	355	61.54	780
Illinois	17	9,380,895.89	2.20%	5.821	356	70.70	748
Iowa	1	551,742.26	0.13%	6.250	355	74.92	769
Maine	2	889,560.71	0.21%	5.767	356	79.93	749
Maryland	22	12,820,376.15	3.00%	5.714	355	66.39	729
Massachusetts	17	11,267,347.62	2.64%	5.746	356	54.76	755
Michigan	6	4,395,307.81	1.03%	5.616	356	73.75	750
Minnesota	3	2,039,941.97	0.48%	5.705	356	64.43	747
Nevada	8	3,221,341.68	0.75%	5.596	356	75.60	749
New Hampshire	1	597,535.06	0.14%	5.875	356	72.20	781
New Jersey	10	4,372,211.29	1.02%	5.771	357	67.13	761
New Mexico	1	395,000.00	0.09%	5.750	357	47.88	792
New York	33	15,804,327.91	3.70%	5.802	356	64.60	743
North Carolina	6	3,140,157.43	0.74%	5.729	355	65.25	745
Ohio	1	438,700.00	0.10%	5.000	356	58.49	785
Oregon	3	1,501,390.08	0.35%	5.579	356	67.29	712
Pennsylvania	10	5,669,944.31	1.33%	5.894	357	63.53	758
Rhode Island	1	1,382,500.00	0.32%	6.125	356	70.00	767
South Carolina	5	2,270,680.00	0.53%	5.991	357	49.81	787
Texas	1	936,000.00	0.22%	5.625	356	40.70	701
Utah	7	3,424,128.52	0.80%	5.793	357	65.98	747
Virginia	48	22,521,260.66	5.27%	5.348	352	70.77	748
Washington	22	12,328,398.46	2.89%	5.627	355	69.55	747
Wyoming	2	857,791.93	0.20%	5.192	356	59.23	761
Total	813	427,192,774.32	100.00%	5.718	356	65.92	742

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2.000 - 2.499	377	223,262,250.32	52.26%	5.725	356	64.91	750
2.500 - 2.999	435	203,569,524.00	47.65%	5.709	356	66.98	734
3.000 - 3.499	1	361,000.00	0.08%	6.750	356	95.00	783
Total	813	427,192,774.32	100.00%	5.718	356	65.92	742

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2.000 - 2.499	377	223,262,250.32	52.26%	5.725	356	64.91	750
2.500 - 2.999	435	203,569,524.00	47.65%	5.709	356	66.98	734
3.000 - 3.499	1	361,000.00	0.08%	6.750	356	95.00	783
Total	813	427,192,774.32	100.00%	5.718	356	65.92	742

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
9.500 - 9.999	28	12,516,072.46	2.93%	4.703	347	72.83	744
10.000 -10.499	72	45,489,354.53	10.65%	5.219	355	63.65	747
10.500 -10.999	213	132,275,979.61	30.96%	5.664	356	63.62	751
11.000 -11.499	133	72,321,555.75	16.93%	5.876	356	65.98	747
11.500 -11.999	239	107,685,169.43	25.21%	5.768	356	67.68	735
12.000 -12.499	118	52,333,406.18	12.25%	6.135	356	67.93	725
12.500 -12.999	10	4,571,236.36	1.07%	6.610	357	70.44	722
Total	813	427,192,774.32	100.00%	5.718	356	65.92	742

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2.000	35	18,725,719.09	4.38%	5.379	352	70.38	745
3.000	13	7,636,169.98	1.79%	5.535	357	64.78	720
5.000	757	396,530,385.25	92.82%	5.736	356	65.86	742
6.000	8	4,300,500.00	1.01%	5.880	357	53.45	750
Total	813	427,192,774.32	100.00%	5.718	356	65.92	742

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1.000	317	141,629,872.08	33.15%	5.789	356	67.20	729
2.000	494	284,816,400.29	66.67%	5.685	356	65.28	749
2.250	2	746,501.95	0.17%	5.173	355	64.61	754
Total	813	427,192,774.32	100.00%	5.718	356	65.92	742

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
07/01/08	1	997,212.29	0.23%	5.750	352	80.00	803
08/01/08	2	1,357,255.77	0.32%	5.110	353	63.68	700
09/01/08	18	7,717,314.01	1.81%	5.756	354	70.08	719
10/01/08	27	9,506,846.47	2.23%	5.662	355	71.09	697
11/01/08	41	17,761,430.78	4.16%	5.819	356	69.87	715
12/01/08	29	14,200,727.63	3.32%	5.741	357	63.94	722
01/01/09	7	3,530,000.00	0.83%	5.766	358	68.81	754
10/01/09	1	468,000.00	0.11%	5.000	343	80.00	785
11/01/09	3	1,225,233.15	0.29%	4.500	344	76.28	716
12/01/09	8	3,734,239.01	0.87%	4.713	345	72.47	748
01/01/10	1	606,335.32	0.14%	5.000	346	80.00	762
07/01/10	4	1,863,999.92	0.44%	5.523	352	66.48	724
08/01/10	1	733,110.08	0.17%	5.625	353	67.93	680
09/01/10	28	11,909,233.62	2.79%	5.799	354	70.69	719
10/01/10	109	59,870,332.36	14.01%	5.730	355	69.07	740
11/01/10	195	106,198,412.35	24.86%	5.694	356	67.18	745
12/01/10	111	62,472,932.98	14.62%	5.794	357	63.60	748
01/01/11	19	12,814,424.15	3.00%	5.958	358	66.09	759
11/01/11	7	2,918,974.91	0.68%	4.671	344	66.32	747
12/01/11	9	4,274,387.99	1.00%	4.983	345	72.56	732
01/01/12	4	1,761,162.04	0.41%	4.910	346	71.36	738
07/01/12	1	994,000.00	0.23%	5.875	352	64.13	730
08/01/12	2	729,999.93	0.17%	5.707	353	59.92	734
09/01/12	2	1,057,895.56	0.25%	6.293	354	72.00	712
10/01/12	3	1,608,081.41	0.38%	5.475	355	47.11	724
11/01/12	19	14,005,486.75	3.28%	5.600	356	60.50	752
12/01/12	52	29,424,064.29	6.89%	5.581	357	59.47	748
01/01/13	12	5,183,403.86	1.21%	5.786	358	66.67	762
11/01/14	1	419,901.74	0.10%	5.000	344	70.00	809
05/01/15	1	436,519.88	0.10%	5.500	350	53.95	711
09/01/15	5	3,355,273.64	0.79%	5.809	354	71.79	745
10/01/15	2	1,148,664.21	0.27%	5.985	355	79.18	740
11/01/15	23	9,412,627.93	2.20%	5.936	356	65.72	746
12/01/15	58	30,889,910.81	7.23%	5.969	357	58.88	760
01/01/16	7	2,605,379.48	0.61%	6.084	358	67.58	758
Total	813	427,192,774.32	100.00%	5.718	356	65.92	742

Originator	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
COUNTRYWIDE	171	104,113,290.89	24.37%	5.653	356	69.23	749
DOWNEY	218	86,278,065.74	20.20%	5.871	355	70.38	714
HSBC	74	41,108,159.62	9.62%	5.832	355	68.37	733
INMC	258	141,517,619.64	33.13%	5.743	357	62.99	751
MELLON TRUST	54	36,235,191.98	8.48%	5.710	357	51.42	763
US CENTRAL	38	17,940,446.45	4.20%	4.927	346	72.00	746
Total	813	427,192,774.32	100.00%	5.718	356	65.92	742

Servicer	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
COUNTRYWIDE	171	104,113,290.89	24.37%	5.653	356	69.23	749
DOWNEY	218	86,278,065.74	20.20%	5.871	355	70.38	714
HSBC	74	41,108,159.62	9.62%	5.832	355	68.37	733
INMC	258	141,517,619.64	33.13%	5.743	357	62.99	751
MELLON	54	36,235,191.98	8.48%	5.710	357	51.42	763
US CENTRAL	38	17,940,446.45	4.20%	4.927	346	72.00	746
Total	813	427,192,774.32	100.00%	5.718	356	65.92	742

Interest Only Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	129	68,408,743.48	16.01%	5.593	355	65.51	737
36	99	41,088,219.03	9.62%	5.768	356	70.90	717
60	330	170,643,025.45	39.95%	5.735	355	70.36	739
84	37	22,540,427.85	5.28%	5.503	354	64.55	743
120	218	124,512,358.51	29.15%	5.786	357	58.66	758
Total	813	427,192,774.32	100.00%	5.718	356	65.92	742

Group 1 Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$55,070,787	$100,000	$1,727,000
Average Scheduled Principal Balance	$440,566
Number of Mortgage Loans	125

Weighted Average Gross Coupon	5.741%	4.750%	6.500%
Weighted Average FICO Score	718	640	816
Weighted Average Original LTV	68.54%	18.87%	90.00%
Weighted Average Total LTV (Including Silent 2nd)	69.24%	18.87%	95.00%

Weighted Average Original Term	360 months	360 months	360 months
Weighted Average Stated Remaining Term	356 months	352 months	358 months
Weighted Average Seasoning	4 months	2 months	8 months

Weighted Average Gross Margin	2.628%	2.250%	2.750%
Weighted Average Minimum Interest Rate	2.628%	2.250%	2.750%
Weighted Average Maximum Interest Rate	11.741%	10.750%	12.500%
Weighted Average Initial Rate Cap	4.224%	2.000%	6.000%
Weighted Average Subsequent Rate Cap	1.332%	1.000%	2.000%
Weighted Average Months to Roll	32 months	28 months	34 months

Maturity Date		Jul 1 2035	Jan 1 2036
Maximum Zip Code Concentration	3.14%	95032

ARM	100.00%	Cash Out Refinance	47.47%
		Purchase	24.74%
3/1 YR CMT IO	7.40%	Rate/Term Refinance	27.79%
3/1 YR LIBOR	5.77%
3/1 YR LIBOR IO	20.03%	Condominium	7.58%
3/27 6 MO LIBOR	5.12%	Planned Unit Development	20.12%
3/27 6 MO LIBOR IO	61.68%	Single Family	70.92%
		Two-to-Four Family	1.37%
Interest Only	89.11%
Not Interest Only	10.89%	Non-owner	0.45%
		Primary	96.81%
Prepay Penalty: N/A	74.39%	Second Home	2.74%
Prepay Penalty: 12 months	14.98%
Prepay Penalty: 36 months	10.62%	Top 5 States:
		California	73.37%
First Lien	100.00%	Arizona	4.82%
		New York	3.96%
Alternative Documentation	6.40%	New Jersey	2.64%
Express Documentation	8.58%	Maryland	2.52%
Fast Forward	1.31%
Full Documentation	26.12%	Top 10 Zips:
Lite Documentation	44.91%	95032	3.14%
Stated Documentation	12.69%	94539	2.57%
		92646	2.40%
		07722	2.00%
		92782	1.99%
		33156	1.82%
		21032	1.81%
		94019	1.74%
		91748	1.71%
		94531	1.65%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
50,000.01 - 100,000.00	1	99,999.75	0.18%	5.625	355	18.87	813
100,000.01 - 150,000.00	2	267,749.97	0.49%	5.750	356	40.18	727
150,000.01 - 200,000.00	7	1,269,387.68	2.31%	5.762	356	58.08	700
200,000.01 - 250,000.00	11	2,552,511.49	4.63%	5.874	356	68.08	706
250,000.01 - 300,000.00	11	3,081,885.05	5.60%	5.682	355	74.09	690
300,000.01 - 350,000.00	10	3,261,005.99	5.92%	5.762	356	63.95	727
350,000.01 - 400,000.00	22	8,287,495.06	15.05%	5.787	356	73.21	716
400,000.01 - 450,000.00	15	6,453,236.01	11.72%	5.887	356	72.98	715
450,000.01 - 500,000.00	10	4,709,885.62	8.55%	5.843	356	75.17	721
500,000.01 - 550,000.00	5	2,652,291.45	4.82%	5.846	356	70.81	736
550,000.01 - 600,000.00	10	5,814,570.20	10.56%	5.776	356	70.87	706
600,000.01 - 650,000.00	8	5,029,870.75	9.13%	5.638	356	65.88	704
650,000.01 - 700,000.00	4	2,750,402.08	4.99%	5.531	355	73.59	681
700,000.01 - 750,000.00	2	1,421,036.60	2.58%	6.188	357	77.53	777
750,000.01 - 800,000.00	1	761,000.00	1.38%	5.500	356	44.12	762
850,000.01 - 900,000.00	1	874,491.19	1.59%	6.000	354	52.24	773
950,000.01 - 1,000,000.00	3	2,956,968.06	5.37%	5.507	354	53.92	740
1,000,000.01+	2	2,827,000.00	5.13%	5.236	357	57.81	749
Total	125	55,070,786.95	100.00%	5.741	356	68.54	718

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
4.500 - 4.999	2	2,307,800.00	4.19%	4.781	357	61.82	717
5.000 - 5.499	12	6,002,716.80	10.90%	5.261	355	69.45	711
5.500 - 5.999	79	31,889,659.17	57.91%	5.704	356	68.29	722
6.000 - 6.499	29	13,527,710.98	24.56%	6.129	356	69.07	715
6.500 - 6.999	3	1,342,900.00	2.44%	6.500	356	76.74	692
Total	125	55,070,786.95	100.00%	5.741	356	68.54	718

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
625-649	8	3,447,647.01	6.26%	6.033	356	71.07	644
650-674	17	6,964,434.85	12.65%	5.777	356	72.11	660
675-699	22	9,059,437.67	16.45%	5.702	355	67.82	685
700-724	29	12,170,150.05	22.10%	5.630	356	68.52	712
725-749	17	8,161,684.66	14.82%	5.706	356	66.32	737
750-774	18	7,914,651.99	14.37%	5.745	356	68.24	763
775-799	11	5,825,568.68	10.58%	5.887	356	66.55	785
800+	3	1,527,212.04	2.77%	5.636	353	72.10	807
Total	125	55,070,786.95	100.00%	5.741	356	68.54	718

Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	14	6,026,879.44	10.94%	5.694	356	40.93	724
50.00- 54.99	8	3,064,353.35	5.56%	5.791	355	52.84	751
55.00- 59.99	7	4,460,990.92	8.10%	5.345	356	56.80	713
60.00- 64.99	5	2,464,499.96	4.48%	5.857	357	62.13	724
65.00- 69.99	14	5,406,843.16	9.82%	5.641	356	67.67	700
70.00- 74.99	20	8,557,514.79	15.54%	5.774	356	73.06	728
75.00- 79.99	28	12,733,640.21	23.12%	5.838	356	76.39	713
80.00	26	11,366,208.04	20.64%	5.776	355	80.00	715
80.01- 84.99	1	246,000.00	0.45%	6.250	356	82.00	656
85.00- 89.99	1	277,000.00	0.50%	5.875	356	87.66	670
90.00- 94.99	1	466,857.08	0.85%	5.875	357	90.00	760
Total	125	55,070,786.95	100.00%	5.741	356	68.54	718

LTV Over 80	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
LTV <= 80	122	54,080,929.87	98.20%	5.737	356	68.20	718
LTV > 80 Republic	2	712,857.08	1.29%	6.004	357	87.24	724
LTV > 80 United Guaranty	1	277,000.00	0.50%	5.875	356	87.66	670
Total	125	55,070,786.95	100.00%	5.741	356	68.54	718

Silent Second Flag	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N	120	52,179,047.22	94.75%	5.740	356	68.33	717
Y	5	2,891,739.73	5.25%	5.766	356	72.29	731
Total	125	55,070,786.95	100.00%	5.741	356	68.54	718

Total LTV (including silent 2nd)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	13	5,558,720.72	10.09%	5.658	356	41.07	725
50.00- 54.99	9	3,532,512.07	6.41%	5.835	355	51.03	746
55.00- 59.99	7	4,460,990.92	8.10%	5.345	356	56.80	713
60.00- 64.99	5	2,464,499.96	4.48%	5.857	357	62.13	724
65.00- 69.99	14	5,406,843.16	9.82%	5.641	356	67.67	700
70.00- 74.99	20	8,557,514.79	15.54%	5.774	356	73.06	728
75.00- 79.99	27	12,098,759.20	21.97%	5.837	355	76.47	713
80.00	23	9,577,508.04	17.39%	5.802	355	80.00	711
80.01- 84.99	1	246,000.00	0.45%	6.250	356	82.00	656
85.00- 89.99	3	1,631,881.01	2.96%	6.040	356	79.35	737
90.00- 94.99	1	466,857.08	0.85%	5.875	357	90.00	760
95.00- 99.99	2	1,068,700.00	1.94%	5.217	357	80.00	712
Total	125	55,070,786.95	100.00%	5.741	356	68.54	718

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
360	125	55,070,786.95	100.00%	5.741	356	68.54	718
Total	125	55,070,786.95	100.00%	5.741	356	68.54	718

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
301-360	125	55,070,786.95	100.00%	5.741	356	68.54	718
Total	125	55,070,786.95	100.00%	5.741	356	68.54	718

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 - 20.00	6	3,249,968.75	5.90%	5.872	357	63.40	773
20.01 - 25.00	3	1,056,220.82	1.92%	5.962	355	73.99	691
25.01 - 30.00	10	4,375,795.94	7.95%	5.728	355	71.32	719
30.01 - 35.00	23	10,483,371.41	19.04%	5.699	356	64.74	723
35.01 - 40.00	50	21,596,635.71	39.22%	5.759	356	68.18	705
40.01 - 45.00	28	12,258,835.03	22.26%	5.702	356	72.57	728
45.01 - 50.00	2	989,959.29	1.80%	5.584	355	76.62	718
55.01 - 60.00	1	620,000.00	1.13%	5.750	356	44.29	668
60.01+	2	440,000.00	0.80%	5.886	358	77.94	713
Total	125	55,070,786.95	100.00%	5.741	356	68.54	718

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
ARM	125	55,070,786.95	100.00%	5.741	356	68.54	718
Total	125	55,070,786.95	100.00%	5.741	356	68.54	718

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
3/1 YR CMT IO	8	4,072,700.00	7.40%	5.651	357	68.45	708
3/1 YR LIBOR	5	3,179,474.28	5.77%	5.666	355	64.10	697
3/1 YR LIBOR IO	20	11,031,987.33	20.03%	5.768	356	63.86	758
3/27 6 MO LIBOR	8	2,818,123.66	5.12%	5.659	356	70.05	684
3/27 6 MO LIBOR IO	84	33,968,501.68	61.68%	5.757	356	70.36	711
Total	125	55,070,786.95	100.00%	5.741	356	68.54	718

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Interest Only	112	49,073,189.01	89.11%	5.751	356	68.74	721
Not Interest Only	13	5,997,597.94	10.89%	5.662	355	66.90	691
Total	125	55,070,786.95	100.00%	5.741	356	68.54	718

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Prepay Penalty: N/A	95	40,969,315.84	74.39%	5.685	356	68.77	716
Prepay Penalty: 12 months	17	8,250,499.70	14.98%	5.896	356	60.60	737
Prepay Penalty: 36 months	13	5,850,971.41	10.62%	5.914	356	78.16	710
Total	125	55,070,786.95	100.00%	5.741	356	68.54	718

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
First Lien	125	55,070,786.95	100.00%	5.741	356	68.54	718
Total	125	55,070,786.95	100.00%	5.741	356	68.54	718

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Alternative Documentation	10	3,523,136.33	6.40%	6.005	356	73.60	703
Express Documentation	13	4,722,847.02	8.58%	5.877	356	66.28	740
Fast Forward	1	720,000.00	1.31%	6.250	357	80.00	778
Full Documentation	25	14,382,990.60	26.12%	5.569	357	63.73	729
Lite Documentation	63	24,731,172.01	44.91%	5.733	355	71.94	701
Stated Documentation	13	6,990,640.99	12.69%	5.845	356	64.23	742
Total	125	55,070,786.95	100.00%	5.741	356	68.54	718

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Cash Out Refinance	66	26,141,353.65	47.47%	5.847	356	67.26	707
Purchase	30	13,626,058.12	24.74%	5.757	356	74.75	737
Rate/Term Refinance	29	15,303,375.18	27.79%	5.546	356	65.21	721
Total	125	55,070,786.95	100.00%	5.741	356	68.54	718

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Condominium	11	4,176,305.41	7.58%	5.811	356	76.80	731
Planned Unit Development	26	11,082,533.76	20.12%	5.561	355	70.77	714
Single Family	86	39,054,947.78	70.92%	5.779	356	67.03	718
Two-to-Four Family	2	757,000.00	1.37%	6.005	356	68.44	708
Total	125	55,070,786.95	100.00%	5.741	356	68.54	718

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Non-owner	1	250,000.00	0.45%	6.000	356	48.08	674
Primary	119	53,312,786.95	96.81%	5.732	356	68.45	718
Second Home	5	1,508,000.00	2.74%	6.011	356	75.23	732
Total	125	55,070,786.95	100.00%	5.741	356	68.54	718

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Arizona	7	2,655,498.21	4.82%	5.765	355	68.57	698
California	95	40,404,612.08	73.37%	5.724	356	69.83	712
Colorado	1	524,999.98	0.95%	5.750	357	54.01	785
Florida	1	1,000,000.00	1.82%	5.750	357	25.00	740
Hawaii	1	382,500.00	0.69%	6.000	358	75.00	774
Illinois	2	1,012,131.01	1.84%	5.922	356	75.00	727
Maryland	2	1,387,211.10	2.52%	5.785	353	78.59	794
Michigan	2	865,000.00	1.57%	5.375	356	69.34	795
New Jersey	2	1,452,000.00	2.64%	5.970	358	65.69	766
New York	4	2,179,859.29	3.96%	5.934	356	66.96	691
North Carolina	1	587,976.23	1.07%	5.500	356	80.00	747
Pennsylvania	2	868,000.00	1.58%	5.750	356	54.49	694
South Carolina	2	440,000.00	0.80%	5.886	358	77.94	713
Virginia	2	1,147,999.05	2.08%	5.626	356	54.53	764
Washington	1	163,000.00	0.30%	5.875	357	72.44	680
Total	125	55,070,786.95	100.00%	5.741	356	68.54	718

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2.000 - 2.499	24	13,491,461.61	24.50%	5.718	356	63.06	742
2.500 - 2.999	101	41,579,325.34	75.50%	5.748	356	70.32	710
Total	125	55,070,786.95	100.00%	5.741	356	68.54	718

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2.000 - 2.499	24	13,491,461.61	24.50%	5.718	356	63.06	742
2.500 - 2.999	101	41,579,325.34	75.50%	5.748	356	70.32	710
Total	125	55,070,786.95	100.00%	5.741	356	68.54	718

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
10.500 -10.999	2	2,307,800.00	4.19%	4.781	357	61.82	717
11.000 -11.499	12	6,002,716.80	10.90%	5.261	355	69.45	711
11.500 -11.999	79	31,889,659.17	57.91%	5.704	356	68.29	722
12.000 -12.499	29	13,527,710.98	24.56%	6.129	356	69.07	715
12.500 -12.999	3	1,342,900.00	2.44%	6.500	356	76.74	692
Total	125	55,070,786.95	100.00%	5.741	356	68.54	718

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2.000	18	10,420,961.61	18.92%	5.702	355	67.73	744
3.000	13	7,636,169.98	13.87%	5.535	357	64.78	720
5.000	87	33,223,155.36	60.33%	5.786	355	71.39	707
6.000	7	3,790,500.00	6.88%	5.864	357	53.42	745
Total	125	55,070,786.95	100.00%	5.741	356	68.54	718

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1.000	92	36,786,625.34	66.80%	5.749	356	70.34	709
2.000	33	18,284,161.61	33.20%	5.724	356	64.93	736
Total	125	55,070,786.95	100.00%	5.741	356	68.54	718

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
07/01/08	1	997,212.29	1.81%	5.750	352	80.00	803
08/01/08	2	1,357,255.77	2.46%	5.110	353	63.68	700
09/01/08	18	7,717,314.01	14.01%	5.756	354	70.08	719
10/01/08	27	9,506,846.47	17.26%	5.662	355	71.09	697
11/01/08	41	17,761,430.78	32.25%	5.819	356	69.87	715
12/01/08	29	14,200,727.63	25.79%	5.741	357	63.94	722
01/01/09	7	3,530,000.00	6.41%	5.766	358	68.81	754
Total	125	55,070,786.95	100.00%	5.741	356	68.54	718

Originator	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
DOWNEY	87	33,223,155.36	60.33%	5.786	355	71.39	707
HSBC	15	8,368,749.32	15.20%	5.643	356	65.74	734
INMC	15	8,691,169.98	15.78%	5.608	357	65.65	726
MELLON TRUST	7	3,790,500.00	6.88%	5.864	357	53.42	745
US CENTRAL	1	997,212.29	1.81%	5.750	352	80.00	803
Total	125	55,070,786.95	100.00%	5.741	356	68.54	718

Servicer	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
DOWNEY	87	33,223,155.36	60.33%	5.786	355	71.39	707
HSBC	15	8,368,749.32	15.20%	5.643	356	65.74	734
INMC	15	8,691,169.98	15.78%	5.608	357	65.65	726
MELLON	7	3,790,500.00	6.88%	5.864	357	53.42	745
US CENTRAL	1	997,212.29	1.81%	5.750	352	80.00	803
Total	125	55,070,786.95	100.00%	5.741	356	68.54	718

Interest Only Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	13	5,997,597.94	10.89%	5.662	355	66.90	691
36	99	41,088,219.03	74.61%	5.768	356	70.90	717
120	13	7,984,969.98	14.50%	5.659	357	57.66	746
Total	125	55,070,786.95	100.00%	5.741	356	68.54	718

Group 2 Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$261,896,253	$125,913	$3,000,000
Average Scheduled Principal Balance	$545,617
Number of Mortgage Loans	480

Weighted Average Gross Coupon	5.720%	4.500%	6.875%
Weighted Average FICO Score	744	641	815
Weighted Average Original LTV	67.03%	11.19%	95.00%
Weighted Average Total LTV (Including Silent 2nd)	69.16%	11.19%	100.00%

Weighted Average Original Term	360 months	360 months	360 months
Weighted Average Stated Remaining Term	356 months	343 months	358 months
Weighted Average Seasoning	4 months	2 months	17 months

Weighted Average Gross Margin	2.441%	2.250%	3.250%
Weighted Average Minimum Interest Rate	2.441%	2.250%	3.250%
Weighted Average Maximum Interest Rate	11.044%	9.500%	12.875%
Weighted Average Initial Rate Cap	4.905%	2.000%	5.000%
Weighted Average Subsequent Rate Cap	1.781%	1.000%	2.250%
Weighted Average Months to Roll	56 months	43 months	58 months

Maturity Date		Oct 1 2034	Jan 1 2036
Maximum Zip Code Concentration	1.92%	90266

ARM	100.00%	Cash Out Refinance	35.12%
		Purchase	42.12%
5/1 YR CMT	3.22%	Rate/Term Refinance	22.76%
5/1 YR CMT IO	9.74%
5/1 YR LIBOR	9.97%	Condominium	12.05%
5/1 YR LIBOR IO	55.15%	Cooperative	0.43%
5/25 6 MO LIBOR	1.24%	Planned Unit Development	20.89%
5/25 6 MO LIBOR IO	20.69%	Single Family	65.82%
		Townhouse	0.22%
Interest Only	85.58%	Two-to-Four Family	0.59%
Not Interest Only	14.42%
		Non-owner	0.48%
Prepay Penalty: N/A	72.23%	Primary	89.13%
Prepay Penalty: 12 months	15.69%	Second Home	10.39%
Prepay Penalty: 36 months	11.00%
Prepay Penalty: 60 months	1.08%	Top 5 States:
		California	59.16%
First Lien	100.00%	Virginia	4.50%
		Florida	3.91%
Alternative Documentation	9.85%	Washington	3.46%
Express Documentation	2.55%	Massachusetts	3.29%
Fast Forward	4.58%
Full Documentation	46.37%	Top 10 Zips:
Lite Documentation	15.38%	90266	1.92%
Preferred Documentation	11.25%	98020	1.15%
Stated Documentation	10.03%	94062	0.99%
		94904	0.95%
		90265	0.93%
		91381	0.84%
		33496	0.76%
		81621	0.76%
		92352	0.76%
		48167	0.76%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
100,000.01 - 150,000.00	7	929,878.37	0.36%	6.020	356	56.27	710
150,000.01 - 200,000.00	11	1,979,434.03	0.76%	5.963	356	73.21	707
200,000.01 - 250,000.00	13	2,934,524.36	1.12%	5.912	356	56.05	721
250,000.01 - 300,000.00	19	5,276,215.74	2.01%	5.934	356	68.93	732
300,000.01 - 350,000.00	19	6,289,026.95	2.40%	5.837	356	71.92	732
350,000.01 - 400,000.00	102	39,100,436.91	14.93%	5.779	355	70.40	742
400,000.01 - 450,000.00	56	23,764,811.39	9.07%	5.675	355	71.94	740
450,000.01 - 500,000.00	62	29,678,353.40	11.33%	5.719	356	67.70	743
500,000.01 - 550,000.00	42	21,985,152.02	8.39%	5.734	356	73.64	743
550,000.01 - 600,000.00	28	16,108,506.98	6.15%	5.756	356	67.44	738
600,000.01 - 650,000.00	34	21,339,509.75	8.15%	5.610	355	68.98	740
650,000.01 - 700,000.00	13	8,829,507.63	3.37%	5.599	356	68.44	725
700,000.01 - 750,000.00	10	7,276,962.50	2.78%	5.709	356	69.22	754
750,000.01 - 800,000.00	9	7,050,707.47	2.69%	5.553	356	73.40	747
800,000.01 - 850,000.00	6	4,956,920.75	1.89%	5.730	356	69.51	750
850,000.01 - 900,000.00	4	3,505,943.02	1.34%	5.748	356	69.16	768
900,000.01 - 950,000.00	4	3,729,242.55	1.42%	5.779	356	62.67	708
950,000.01 - 1,000,000.00	13	12,905,922.53	4.93%	5.778	357	52.12	768
1,000,000.01+	28	44,255,196.59	16.90%	5.680	356	58.98	755
Total	480	261,896,252.94	100.00%	5.720	356	67.03	744

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
4.500 - 4.999	18	8,582,398.36	3.28%	4.692	350	73.87	746
5.000 - 5.499	66	43,183,864.26	16.49%	5.232	355	64.37	747
5.500 - 5.999	262	145,863,447.11	55.70%	5.721	356	66.31	747
6.000 - 6.499	121	58,710,058.49	22.42%	6.142	356	68.83	734
6.500 - 6.999	13	5,556,484.72	2.12%	6.604	356	77.04	742
Total	480	261,896,252.94	100.00%	5.720	356	67.03	744

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
625-649	7	3,064,894.37	1.17%	6.065	356	71.42	645
650-674	26	11,149,843.67	4.26%	5.885	355	71.87	664
675-699	65	30,834,378.17	11.77%	5.801	355	67.96	686
700-724	71	35,834,422.62	13.68%	5.695	356	68.36	713
725-749	83	48,729,930.98	18.61%	5.678	356	68.15	737
750-774	101	61,563,969.21	23.51%	5.672	356	69.51	764
775-799	105	58,689,036.16	22.41%	5.709	356	62.94	785
800+	22	12,029,777.76	4.59%	5.811	356	57.82	805
Total	480	261,896,252.94	100.00%	5.720	356	67.03	744

Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	54	34,828,133.58	13.30%	5.632	356	35.96	753
50.00- 54.99	18	9,921,180.36	3.79%	5.704	357	53.17	759
55.00- 59.99	30	15,921,695.36	6.08%	5.646	356	58.07	757
60.00- 64.99	43	22,144,737.21	8.46%	5.685	356	62.58	743
65.00- 69.99	60	36,176,908.54	13.81%	5.652	356	67.44	737
70.00- 74.99	69	43,670,410.52	16.67%	5.817	356	72.23	738
75.00- 79.99	70	34,235,242.24	13.07%	5.765	356	77.19	737
80.00	128	61,826,321.10	23.61%	5.744	356	80.00	744
80.01- 84.99	1	397,000.00	0.15%	4.750	345	83.00	781
85.00- 89.99	4	1,622,624.03	0.62%	6.054	356	88.91	746
90.00- 94.99	2	791,000.00	0.30%	5.417	350	90.00	792
95.00- 99.99	1	361,000.00	0.14%	6.750	356	95.00	783
Total	480	261,896,252.94	100.00%	5.720	356	67.03	744

LTV Over 80	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
LTV <= 80	472	258,724,628.91	98.79%	5.719	356	66.76	743
LTV > 80 GEMICO	3	1,183,624.03	0.45%	6.344	355	90.78	757
LTV > 80 MGIC	2	801,000.00	0.31%	4.624	344	86.53	777
LTV > 80 Radian	2	787,000.00	0.30%	6.057	356	89.44	753
LTV > 80 United Guaranty	1	400,000.00	0.15%	6.125	356	88.89	797
Total	480	261,896,252.94	100.00%	5.720	356	67.03	744

Silent Second Flag	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N	416	218,914,237.47	83.59%	5.711	356	66.57	745
Y	64	42,982,015.47	16.41%	5.763	356	69.40	739
Total	480	261,896,252.94	100.00%	5.720	356	67.03	744

Total LTV (including silent 2nd)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	50	32,161,956.91	12.28%	5.631	356	35.82	753
50.00- 54.99	18	9,906,367.47	3.78%	5.703	357	52.11	758
55.00- 59.99	27	13,992,156.26	5.34%	5.663	355	57.88	757
60.00- 64.99	44	22,759,702.23	8.69%	5.681	356	62.26	746
65.00- 69.99	55	30,856,082.62	11.78%	5.681	356	66.93	738
70.00- 74.99	65	38,222,020.92	14.59%	5.804	356	71.01	740
75.00- 79.99	66	32,758,525.65	12.51%	5.747	355	76.09	736
80.00	100	51,040,365.64	19.49%	5.666	355	79.02	745
80.01- 84.99	4	1,566,356.63	0.60%	5.527	353	79.60	732
85.00- 89.99	19	11,578,967.65	4.42%	5.833	356	77.19	737
90.00- 94.99	21	12,463,138.23	4.76%	5.963	356	77.73	744
95.00- 99.99	9	3,787,022.71	1.45%	5.911	357	80.20	738
100.00	2	803,590.02	0.31%	5.500	356	80.00	702
Total	480	261,896,252.94	100.00%	5.720	356	67.03	744

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
360	480	261,896,252.94	100.00%	5.720	356	67.03	744
Total	480	261,896,252.94	100.00%	5.720	356	67.03	744

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
301-360	480	261,896,252.94	100.00%	5.720	356	67.03	744
Total	480	261,896,252.94	100.00%	5.720	356	67.03	744

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 -20.00	33	29,415,932.80	11.23%	5.770	356	60.24	752
20.01 -25.00	29	16,671,911.12	6.37%	5.716	356	61.95	750
25.01 -30.00	53	29,319,286.23	11.20%	5.585	355	71.03	747
30.01 -35.00	86	46,412,489.54	17.72%	5.701	356	65.74	739
35.01 -40.00	133	66,484,833.42	25.39%	5.759	356	68.05	740
40.01 -45.00	84	41,620,555.86	15.89%	5.811	356	69.89	743
45.01 -50.00	36	18,632,202.41	7.11%	5.605	356	67.34	743
50.01 -55.00	17	9,141,033.56	3.49%	5.715	356	75.11	742
55.01 -60.00	3	1,368,408.00	0.52%	5.860	356	52.65	784
60.01+	4	1,934,600.00	0.74%	5.374	353	70.26	740
None	2	895,000.00	0.34%	5.430	356	38.09	749
Total	480	261,896,252.94	100.00%	5.720	356	67.03	744

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
ARM	480	261,896,252.94	100.00%	5.720	356	67.03	744
Total	480	261,896,252.94	100.00%	5.720	356	67.03	744

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
5/1 YR CMT	17	8,426,095.33	3.22%	5.547	354	69.21	750
5/1 YR CMT IO	47	25,518,972.80	9.74%	5.558	355	71.01	743
5/1 YR LIBOR	43	26,098,289.61	9.97%	5.632	356	67.91	735
5/1 YR LIBOR IO	233	144,436,788.78	55.15%	5.703	356	65.17	753
5/25 6 MO LIBOR	7	3,241,400.03	1.24%	5.990	357	63.91	706
5/25 6 MO LIBOR IO	133	54,174,706.39	20.69%	5.894	356	69.56	724
Total	480	261,896,252.94	100.00%	5.720	356	67.03	744

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Interest Only	413	224,130,467.97	85.58%	5.733	356	66.89	745
Not Interest Only	67	37,765,784.97	14.42%	5.644	355	67.86	736
Total	480	261,896,252.94	100.00%	5.720	356	67.03	744

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Prepay Penalty: N/A	372	189,163,331.06	72.23%	5.723	355	70.00	741
Prepay Penalty: 12 months	58	41,099,858.68	15.69%	5.822	356	58.06	755
Prepay Penalty: 36 months	48	28,806,213.20	11.00%	5.600	356	59.98	748
Prepay Penalty: 60 months	2	2,826,850.00	1.08%	5.238	356	70.40	726
Total	480	261,896,252.94	100.00%	5.720	356	67.03	744

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
First Lien	480	261,896,252.94	100.00%	5.720	356	67.03	744
Total	480	261,896,252.94	100.00%	5.720	356	67.03	744

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Alternative Documentation	43	25,784,500.85	9.85%	5.619	356	68.58	738
Express Documentation	18	6,678,848.05	2.55%	5.783	355	68.02	743
Fast Forward	25	11,996,081.56	4.58%	5.883	357	69.78	759
Full Documentation	188	121,434,926.33	46.37%	5.659	356	64.44	750
Lite Documentation	98	40,280,017.10	15.38%	5.942	355	69.87	713
Preferred Documentation	63	29,456,364.30	11.25%	5.789	356	73.67	762
Stated Documentation	45	26,265,514.75	10.03%	5.592	354	64.20	739
Total	480	261,896,252.94	100.00%	5.720	356	67.03	744

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Cash Out Refinance	183	91,984,296.09	35.12%	5.735	356	64.31	736
Purchase	196	110,312,527.72	42.12%	5.761	356	74.02	747
Rate/Term Refinance	101	59,599,429.13	22.76%	5.621	356	58.30	750
Total	480	261,896,252.94	100.00%	5.720	356	67.03	744

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Condominium	71	31,558,249.60	12.05%	5.722	355	72.43	752
Cooperative	3	1,134,906.25	0.43%	5.885	357	35.40	774
Planned Unit Development	95	54,697,144.40	20.89%	5.656	356	65.71	748
Single Family	306	172,388,066.34	65.82%	5.736	356	66.65	741
Townhouse	1	575,924.88	0.22%	5.625	357	80.00	732
Two-to-Four Family	4	1,541,961.47	0.59%	6.014	356	64.36	740
Total	480	261,896,252.94	100.00%	5.720	356	67.03	744

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Non-owner	5	1,257,874.92	0.48%	6.078	355	63.95	728
Primary	436	233,422,430.44	89.13%	5.709	356	67.44	741
Second Home	39	27,215,947.58	10.39%	5.800	356	63.70	769
Total	480	261,896,252.94	100.00%	5.720	356	67.03	744

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Arizona	16	5,693,210.06	2.17%	5.921	356	73.48	732
California	287	154,941,659.43	59.16%	5.732	356	67.59	740
Colorado	7	5,518,399.00	2.11%	5.691	357	58.01	777
Connecticut	3	2,180,693.00	0.83%	5.392	356	54.74	741
Delaware	1	785,248.00	0.30%	5.750	357	80.00	783
District of Columbia	3	1,506,000.00	0.58%	5.817	356	58.05	711
Florida	20	10,227,569.42	3.91%	5.809	357	62.09	744
Georgia	5	2,263,507.22	0.86%	5.595	356	74.85	722
Hawaii	2	1,606,334.99	0.61%	5.467	352	56.69	770
Idaho	1	397,790.71	0.15%	5.500	355	61.54	780
Illinois	12	7,549,043.16	2.88%	5.803	356	70.35	749
Iowa	1	551,742.26	0.21%	6.250	355	74.92	769
Maine	2	889,560.71	0.34%	5.767	356	79.93	749
Maryland	11	5,587,416.04	2.13%	5.754	355	74.09	711
Massachusetts	13	8,615,282.85	3.29%	5.806	356	53.75	756
Michigan	3	3,026,655.26	1.16%	5.704	356	73.96	738
Minnesota	3	2,039,941.97	0.78%	5.705	356	64.43	747
Nevada	7	3,022,001.43	1.15%	5.602	356	77.38	747
New Hampshire	1	597,535.06	0.23%	5.875	356	72.20	781
New Jersey	3	1,215,677.65	0.46%	5.651	357	69.26	765
New York	16	8,521,604.20	3.25%	5.728	356	65.36	749
North Carolina	3	1,605,810.00	0.61%	5.788	356	58.55	748
Ohio	1	438,700.00	0.17%	5.000	356	58.49	785
Oregon	3	1,501,390.08	0.57%	5.579	356	67.29	712
Pennsylvania	6	4,108,944.31	1.57%	5.926	357	66.56	772
Rhode Island	1	1,382,500.00	0.53%	6.125	356	70.00	767
South Carolina	3	1,830,680.00	0.70%	6.016	357	43.05	805
Texas	1	936,000.00	0.36%	5.625	356	40.70	701
Utah	4	1,664,657.69	0.64%	5.839	356	69.96	742
Virginia	24	11,782,553.48	4.50%	5.398	352	72.00	754
Washington	15	9,050,353.03	3.46%	5.564	355	70.39	756
Wyoming	2	857,791.93	0.33%	5.192	356	59.23	761
Total	480	261,896,252.94	100.00%	5.720	356	67.03	744

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2.000 - 2.499	261	162,134,651.06	61.91%	5.692	356	65.85	750
2.500 - 2.999	218	99,400,601.88	37.95%	5.761	355	68.85	733
3.000 - 3.499	1	361,000.00	0.14%	6.750	356	95.00	783
Total	480	261,896,252.94	100.00%	5.720	356	67.03	744

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2.000 - 2.499	261	162,134,651.06	61.91%	5.692	356	65.85	750
2.500 - 2.999	218	99,400,601.88	37.95%	5.761	355	68.85	733
3.000 - 3.499	1	361,000.00	0.14%	6.750	356	95.00	783
Total	480	261,896,252.94	100.00%	5.720	356	67.03	744

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
9.500 - 9.999	16	7,170,398.36	2.74%	4.689	349	74.88	747
10.000 -10.499	52	35,316,118.35	13.48%	5.226	355	64.16	746
10.500 -10.999	162	102,451,364.67	39.12%	5.691	356	64.79	752
11.000 -11.499	69	38,239,838.66	14.60%	5.964	356	67.50	751
11.500 -11.999	109	47,893,230.80	18.29%	5.810	356	70.57	735
12.000 -12.499	66	28,337,965.74	10.82%	6.137	356	69.64	715
12.500 -12.999	6	2,487,336.36	0.95%	6.664	357	72.51	734
Total	480	261,896,252.94	100.00%	5.720	356	67.03	744

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2.000	17	8,304,757.48	3.17%	4.972	347	73.70	746
5.000	463	253,591,495.46	96.83%	5.744	356	66.81	744
Total	480	261,896,252.94	100.00%	5.720	356	67.03	744

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1.000	140	57,416,106.42	21.92%	5.900	356	69.24	723
2.000	338	203,733,644.57	77.79%	5.671	356	66.42	750
2.250	2	746,501.95	0.29%	5.173	355	64.61	754
Total	480	261,896,252.94	100.00%	5.720	356	67.03	744

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
10/01/09	1	468,000.00	0.18%	5.000	343	80.00	785
11/01/09	3	1,225,233.15	0.47%	4.500	344	76.28	716
12/01/09	8	3,734,239.01	1.43%	4.713	345	72.47	748
01/01/10	1	606,335.32	0.23%	5.000	346	80.00	762
07/01/10	4	1,863,999.92	0.71%	5.523	352	66.48	724
08/01/10	1	733,110.08	0.28%	5.625	353	67.93	680
09/01/10	28	11,909,233.62	4.55%	5.799	354	70.69	719
10/01/10	109	59,870,332.36	22.86%	5.730	355	69.07	740
11/01/10	195	106,198,412.35	40.55%	5.694	356	67.18	745
12/01/10	111	62,472,932.98	23.85%	5.794	357	63.60	748
01/01/11	19	12,814,424.15	4.89%	5.958	358	66.09	759
Total	480	261,896,252.94	100.00%	5.720	356	67.03	744

Originator	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
COUNTRYWIDE	171	104,113,290.89	39.75%	5.653	356	69.23	749
DOWNEY	125	50,342,065.15	19.22%	5.918	355	70.04	718
HSBC	30	15,673,779.49	5.98%	5.859	355	73.36	722
INMC	98	55,509,617.95	21.20%	5.759	357	66.00	753
MELLON TRUST	40	28,688,691.98	10.95%	5.681	357	50.71	765
US CENTRAL	16	7,568,807.48	2.89%	4.885	346	73.08	743
Total	480	261,896,252.94	100.00%	5.720	356	67.03	744

Servicer	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
COUNTRYWIDE	171	104,113,290.89	39.75%	5.653	356	69.23	749
DOWNEY	125	50,342,065.15	19.22%	5.918	355	70.04	718
HSBC	30	15,673,779.49	5.98%	5.859	355	73.36	722
INMC	98	55,509,617.95	21.20%	5.759	357	66.00	753
MELLON	40	28,688,691.98	10.95%	5.681	357	50.71	765
US CENTRAL	16	7,568,807.48	2.89%	4.885	346	73.08	743
Total	480	261,896,252.94	100.00%	5.720	356	67.03	744

Interest Only Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	67	37,765,784.97	14.42%	5.644	355	67.86	736
60	330	170,643,025.45	65.16%	5.735	355	70.36	739
120	83	53,487,442.52	20.42%	5.723	357	55.83	763
Total	480	261,896,252.94	100.00%	5.720	356	67.03	744

Group 3 Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$61,957,457	$120,000	$1,910,000
Average Scheduled Principal Balance	$558,175
Number of Mortgage Loans	111

Weighted Average Gross Coupon	5.515%	4.500%	6.500%
Weighted Average FICO Score	747	647	809
Weighted Average Original LTV	61.84%	26.67%	80.00%
Weighted Average Total LTV (Including Silent 2nd)	63.25%	26.67%	95.00%

Weighted Average Original Term	360 months	360 months	360 months
Weighted Average Stated Remaining Term	355 months	344 months	358 months
Weighted Average Seasoning	5 months	2 months	16 months

Weighted Average Gross Margin	2.567%	2.250%	2.750%
Weighted Average Minimum Interest Rate	2.567%	2.250%	2.750%
Weighted Average Maximum Interest Rate	10.986%	9.500%	12.375%
Weighted Average Initial Rate Cap	5.000%	5.000%	5.000%
Weighted Average Subsequent Rate Cap	1.529%	1.000%	2.000%
Weighted Average Months to Roll	79 months	68 months	82 months

Maturity Date		Nov 1 2034	Jan 1 2036
Maximum Zip Code Concentration	3.08%	34242

ARM	100.00%	Cash Out Refinance	38.99%
		Purchase	20.72%
7/1 YR CMT	6.76%	Rate/Term Refinance	40.30%
7/1 YR CMT IO	2.16%
7/1 YR LIBOR	11.08%	Condominium	20.76%
7/1 YR LIBOR IO	32.95%	Planned Unit Development	25.99%
7/23 6 MO LIBOR	10.87%	Single Family	50.21%
7/23 6 MO LIBOR IO	36.18%	Townhouse	0.58%
		Two-to-Four Family	2.46%
Interest Only	71.29%
Not Interest Only	28.71%	Primary	98.75%
		Second Home	1.25%
Prepay Penalty: N/A	74.19%
Prepay Penalty: 12 months	3.60%	Top 5 States:
Prepay Penalty: 36 months	22.21%	California	52.85%
		Virginia	12.62%
First Lien	100.00%	Maryland	6.74%
		Florida	5.69%
Express Documentation	0.56%	Massachusetts	2.86%
Fast Forward	2.94%
Full Documentation	57.39%	Top 10 Zips:
Lite Documentation	3.82%	34242	3.08%
Stated Documentation	35.29%	91403	2.77%
		94528	2.42%
		02186	2.16%
		92782	2.09%
		20814	2.04%
		94708	1.81%
		92130	1.78%
		91007	1.77%
		21029	1.76%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
100,000.01 - 150,000.00	4	541,057.08	0.87%	5.935	357	54.37	749
150,000.01 - 200,000.00	2	364,002.97	0.59%	5.670	357	62.47	770
200,000.01 - 250,000.00	5	1,151,855.69	1.86%	5.680	356	57.74	763
250,000.01 - 300,000.00	5	1,384,058.35	2.23%	5.865	357	59.58	759
300,000.01 - 350,000.00	8	2,667,874.37	4.31%	5.411	356	59.72	751
350,000.01 - 400,000.00	17	6,287,476.98	10.15%	5.313	351	65.30	749
400,000.01 - 450,000.00	9	3,939,953.73	6.36%	5.640	354	62.75	737
450,000.01 - 500,000.00	17	8,103,043.52	13.08%	5.406	353	68.65	755
500,000.01 - 550,000.00	7	3,715,828.73	6.00%	5.170	350	70.08	750
550,000.01 - 600,000.00	4	2,345,949.74	3.79%	5.568	354	72.92	757
600,000.01 - 650,000.00	2	1,281,659.15	2.07%	5.564	356	68.11	758
650,000.01 - 700,000.00	2	1,376,000.00	2.22%	5.814	356	71.47	743
700,000.01 - 750,000.00	6	4,364,157.87	7.04%	5.562	356	58.46	750
750,000.01 - 800,000.00	4	3,149,081.41	5.08%	5.562	356	42.62	746
800,000.01 - 850,000.00	3	2,540,000.00	4.10%	5.708	356	45.22	765
850,000.01 - 900,000.00	1	865,000.00	1.40%	5.375	356	56.54	762
900,000.01 - 950,000.00	2	1,837,968.85	2.97%	5.876	356	61.39	784
950,000.01 - 1,000,000.00	3	2,935,200.00	4.74%	5.632	355	73.82	734
1,000,000.01+	10	13,107,288.30	21.16%	5.510	357	57.78	728
Total	111	61,957,456.74	100.00%	5.515	355	61.84	747

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
4.500 - 4.999	16	8,362,832.30	13.50%	4.778	349	67.21	743
5.000 - 5.499	28	15,742,307.64	25.41%	5.217	354	62.54	745
5.500 - 5.999	46	28,068,857.99	45.30%	5.678	357	59.46	746
6.000 - 6.499	19	9,130,458.81	14.74%	6.136	356	63.88	751
6.500 - 6.999	2	653,000.00	1.05%	6.500	358	50.31	783
Total	111	61,957,456.74	100.00%	5.515	355	61.84	747

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
625-649	1	439,929.60	0.71%	5.125	345	80.00	647
650-674	1	142,539.22	0.23%	5.625	357	57.20	669
675-699	6	4,468,149.15	7.21%	5.469	354	57.83	693
700-724	14	9,532,546.64	15.39%	5.436	356	58.80	715
725-749	30	17,643,830.01	28.48%	5.491	354	61.61	735
750-774	34	18,525,584.96	29.90%	5.508	355	64.77	762
775-799	19	7,716,608.31	12.45%	5.624	356	63.53	785
800+	6	3,488,268.85	5.63%	5.755	357	55.06	808
Total	111	61,957,456.74	100.00%	5.515	355	61.84	747

Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	21	11,384,801.99	18.38%	5.565	356	39.76	752
50.00- 54.99	7	4,013,999.93	6.48%	5.634	356	51.61	740
55.00- 59.99	11	6,628,854.86	10.70%	5.366	357	57.91	732
60.00- 64.99	25	17,502,533.43	28.25%	5.590	356	62.27	748
65.00- 69.99	6	2,317,749.22	3.74%	5.782	355	67.59	765
70.00- 74.99	14	6,554,073.97	10.58%	5.423	353	72.00	737
75.00- 79.99	11	6,001,824.01	9.69%	5.560	356	77.48	747
80.00	16	7,553,619.33	12.19%	5.296	351	80.00	754
Total	111	61,957,456.74	100.00%	5.515	355	61.84	747

LTV Over 80	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
LTV <= 80	111	61,957,456.74	100.00%	5.515	355	61.84	747
Total	111	61,957,456.74	100.00%	5.515	355	61.84	747

Silent Second Flag	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N	99	54,811,373.92	88.47%	5.525	355	61.81	747
Y	12	7,146,082.82	11.53%	5.440	355	62.06	744
Total	111	61,957,456.74	100.00%	5.515	355	61.84	747

Total LTV (including silent 2nd)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	19	8,943,752.84	14.44%	5.616	356	38.99	758
50.00- 54.99	7	5,538,999.93	8.94%	5.614	356	48.37	743
55.00- 59.99	12	7,159,904.01	11.56%	5.302	356	56.81	729
60.00- 64.99	23	16,293,866.41	26.30%	5.626	356	62.27	748
65.00- 69.99	7	2,702,749.22	4.36%	5.796	356	65.48	754
70.00- 74.99	13	6,062,662.55	9.79%	5.406	352	72.13	733
75.00- 79.99	10	5,546,281.59	8.95%	5.493	355	77.32	747
80.00	12	5,858,321.20	9.46%	5.203	349	78.64	753
80.01- 84.99	3	1,734,616.31	2.80%	5.535	357	69.54	757
85.00- 89.99	2	1,011,542.42	1.63%	5.688	357	79.78	765
90.00- 94.99	2	656,760.26	1.06%	5.148	350	80.00	738
95.00- 99.99	1	448,000.00	0.72%	5.875	358	80.00	785
Total	111	61,957,456.74	100.00%	5.515	355	61.84	747

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
360	111	61,957,456.74	100.00%	5.515	355	61.84	747
Total	111	61,957,456.74	100.00%	5.515	355	61.84	747

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
301-360	111	61,957,456.74	100.00%	5.515	355	61.84	747
Total	111	61,957,456.74	100.00%	5.515	355	61.84	747

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 -20.00	8	4,125,166.42	6.66%	5.168	355	53.90	751
20.01 -25.00	9	5,451,411.67	8.80%	5.610	356	59.41	732
25.01 -30.00	17	9,849,819.05	15.90%	5.471	355	58.85	746
30.01 -35.00	30	15,769,722.28	25.45%	5.450	353	67.25	748
35.01 -40.00	31	17,801,016.92	28.73%	5.554	355	62.75	749
40.01 -45.00	11	6,567,390.80	10.60%	5.615	357	61.32	754
45.01 -50.00	2	1,218,000.00	1.97%	6.262	357	45.50	747
50.01 -55.00	1	435,000.00	0.70%	5.500	357	60.00	720
60.01+	2	739,929.60	1.19%	5.682	350	59.26	701
Total	111	61,957,456.74	100.00%	5.515	355	61.84	747

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
ARM	111	61,957,456.74	100.00%	5.515	355	61.84	747
Total	111	61,957,456.74	100.00%	5.515	355	61.84	747

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
7/1 YR CMT	10	4,186,442.63	6.76%	4.708	344	62.83	743
7/1 YR CMT IO	3	1,336,115.05	2.16%	5.073	345	76.51	736
7/1 YR LIBOR	15	6,862,801.17	11.08%	5.691	355	58.04	766
7/1 YR LIBOR IO	34	20,415,648.06	32.95%	5.638	355	60.54	745
7/23 6 MO LIBOR	11	6,737,392.98	10.87%	5.420	357	63.58	742
7/23 6 MO LIBOR IO	38	22,419,056.85	36.18%	5.556	357	62.61	745
Total	111	61,957,456.74	100.00%	5.515	355	61.84	747

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Interest Only	75	44,170,819.96	71.29%	5.579	356	62.07	745
Not Interest Only	36	17,786,636.78	28.71%	5.357	353	61.27	751
Total	111	61,957,456.74	100.00%	5.515	355	61.84	747

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Prepay Penalty: N/A	84	45,965,690.82	74.19%	5.489	354	64.07	746
Prepay Penalty: 12 months	5	2,231,000.00	3.60%	5.962	357	56.24	780
Prepay Penalty: 36 months	22	13,760,765.92	22.21%	5.531	357	55.29	744
Total	111	61,957,456.74	100.00%	5.515	355	61.84	747

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
First Lien	111	61,957,456.74	100.00%	5.515	355	61.84	747
Total	111	61,957,456.74	100.00%	5.515	355	61.84	747

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Express Documentation	1	347,932.69	0.56%	6.125	354	76.09	727
Fast Forward	5	1,823,431.00	2.94%	5.816	357	58.81	764
Full Documentation	61	35,555,708.79	57.39%	5.543	357	60.80	748
Lite Documentation	5	2,364,912.54	3.82%	6.020	354	62.85	736
Stated Documentation	39	21,865,471.72	35.29%	5.380	352	63.45	745
Total	111	61,957,456.74	100.00%	5.515	355	61.84	747

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Cash Out Refinance	44	24,154,745.42	38.99%	5.641	355	55.67	745
Purchase	28	12,836,765.09	20.72%	5.428	352	73.01	751
Rate/Term Refinance	39	24,965,946.23	40.30%	5.438	356	62.07	746
Total	111	61,957,456.74	100.00%	5.515	355	61.84	747

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Condominium	30	12,859,746.60	20.76%	5.181	351	67.78	751
Planned Unit Development	27	16,104,813.22	25.99%	5.731	357	60.12	740
Single Family	51	31,107,028.47	50.21%	5.514	356	60.27	746
Townhouse	1	359,649.86	0.58%	5.625	357	65.39	770
Two-to-Four Family	2	1,526,218.59	2.46%	6.049	356	61.21	791
Total	111	61,957,456.74	100.00%	5.515	355	61.84	747

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Primary	110	61,182,456.74	98.75%	5.512	355	61.99	746
Second Home	1	775,000.00	1.25%	5.750	357	50.16	809
Total	111	61,957,456.74	100.00%	5.515	355	61.84	747

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Arizona	4	1,211,074.00	1.95%	6.222	356	64.68	722
California	52	32,741,583.64	52.85%	5.518	356	61.94	749
Colorado	2	1,384,826.63	2.24%	5.616	357	61.59	760
Connecticut	1	389,915.05	0.63%	5.250	345	80.00	725
Florida	5	3,524,517.86	5.69%	5.772	357	49.22	763
Hawaii	3	1,281,815.17	2.07%	5.622	357	59.26	784
Illinois	2	508,088.84	0.82%	5.622	357	73.79	748
Maryland	6	4,174,197.76	6.74%	5.646	354	49.78	727
Massachusetts	2	1,773,433.01	2.86%	5.406	357	58.82	734
Michigan	1	503,652.55	0.81%	5.500	358	80.00	746
Nevada	1	199,340.25	0.32%	5.500	357	48.54	774
New Jersey	4	1,549,657.69	2.50%	5.667	357	67.84	757
New York	3	1,013,075.93	1.64%	5.409	357	69.62	793
North Carolina	1	509,851.32	0.82%	6.000	357	79.00	761
Pennsylvania	2	693,000.00	1.12%	5.887	358	56.92	749
Utah	2	1,079,500.00	1.74%	5.514	357	51.00	729
Virginia	17	7,816,277.25	12.62%	5.071	349	70.25	735
Washington	3	1,603,649.79	2.59%	5.780	353	62.53	736
Total	111	61,957,456.74	100.00%	5.515	355	61.84	747

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2.000 - 2.499	41	22,712,949.23	36.66%	5.657	355	61.42	748
2.500 - 2.999	70	39,244,507.51	63.34%	5.433	355	62.08	746
Total	111	61,957,456.74	100.00%	5.515	355	61.84	747

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2.000 - 2.499	41	22,712,949.23	36.66%	5.657	355	61.42	748
2.500 - 2.999	70	39,244,507.51	63.34%	5.433	355	62.08	746
Total	111	61,957,456.74	100.00%	5.515	355	61.84	747

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
9.500 - 9.999	12	5,345,674.10	8.63%	4.723	345	70.07	739
10.000 -10.499	17	8,150,334.44	13.15%	5.168	352	63.89	742
10.500 -10.999	23	15,085,060.92	24.35%	5.528	356	55.84	753
11.000 -11.499	23	14,176,068.85	22.88%	5.667	357	62.11	750
11.500 -11.999	29	16,653,955.27	26.88%	5.700	357	62.87	743
12.000 -12.499	7	2,546,363.16	4.11%	6.158	356	65.41	749
Total	111	61,957,456.74	100.00%	5.515	355	61.84	747

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
5.000	111	61,957,456.74	100.00%	5.515	355	61.84	747
Total	111	61,957,456.74	100.00%	5.515	355	61.84	747

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1.000	49	29,156,449.83	47.06%	5.524	357	62.83	745
2.000	62	32,801,006.91	52.94%	5.507	353	60.96	749
Total	111	61,957,456.74	100.00%	5.515	355	61.84	747

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
11/01/11	7	2,918,974.91	4.71%	4.671	344	66.32	747
12/01/11	9	4,274,387.99	6.90%	4.983	345	72.56	732
01/01/12	4	1,761,162.04	2.84%	4.910	346	71.36	738
07/01/12	1	994,000.00	1.60%	5.875	352	64.13	730
08/01/12	2	729,999.93	1.18%	5.707	353	59.92	734
09/01/12	2	1,057,895.56	1.71%	6.293	354	72.00	712
10/01/12	3	1,608,081.41	2.60%	5.475	355	47.11	724
11/01/12	19	14,005,486.75	22.61%	5.600	356	60.50	752
12/01/12	52	29,424,064.29	47.49%	5.581	357	59.47	748
01/01/13	12	5,183,403.86	8.37%	5.786	358	66.67	762
Total	111	61,957,456.74	100.00%	5.515	355	61.84	747

Originator	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
DOWNEY	6	2,712,845.23	4.38%	6.033	354	64.55	735
HSBC	9	6,368,892.68	10.28%	5.912	355	57.03	742
INMC	70	40,675,193.89	65.65%	5.543	357	61.10	749
MELLON TRUST	6	3,246,000.00	5.24%	5.739	357	55.01	761
US CENTRAL	20	8,954,524.94	14.45%	4.867	345	70.29	738
Total	111	61,957,456.74	100.00%	5.515	355	61.84	747

Servicer	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
DOWNEY	6	2,712,845.23	4.38%	6.033	354	64.55	735
HSBC	9	6,368,892.68	10.28%	5.912	355	57.03	742
INMC	70	40,675,193.89	65.65%	5.543	357	61.10	749
MELLON	6	3,246,000.00	5.24%	5.739	357	55.01	761
US CENTRAL	20	8,954,524.94	14.45%	4.867	345	70.29	738
Total	111	61,957,456.74	100.00%	5.515	355	61.84	747

Interest Only Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	36	17,786,636.78	28.71%	5.357	353	61.27	751
84	37	22,540,427.85	36.38%	5.503	354	64.55	743
120	38	21,630,392.11	34.91%	5.658	357	59.49	747
Total	111	61,957,456.74	100.00%	5.515	355	61.84	747

Group 4 Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$48,268,278	$87,000	$1,462,863
Average Scheduled Principal Balance	$497,611
Number of Mortgage Loans	97

Weighted Average Gross Coupon	5.945%	5.000%	6.625%
Weighted Average FICO Score	756	660	815
Weighted Average Original LTV	62.11%	14.81%	82.56%
Weighted Average Total LTV (Including Silent 2nd)	64.55%	14.81%	89.99%

Weighted Average Original Term	360 months	360 months	360 months
Weighted Average Stated Remaining Term	356 months	344 months	358 months
Weighted Average Seasoning	4 months	2 months	16 months

Weighted Average Gross Margin	2.491%	2.250%	2.750%
Weighted Average Minimum Interest Rate	2.491%	2.250%	2.750%
Weighted Average Maximum Interest Rate	11.335%	10.000%	12.625%
Weighted Average Initial Rate Cap	5.011%	5.000%	6.000%
Weighted Average Subsequent Rate Cap	1.621%	1.000%	2.000%
Weighted Average Months to Roll	116 months	104 months	118 months

Maturity Date		Nov 1 2034	Jan 1 2036
Maximum Zip Code Concentration	3.03%	93111

ARM	100.00%	Cash Out Refinance	37.45%
		Purchase	31.69%
10/1 YR CMT	0.87%	Rate/Term Refinance	30.86%
10/1 YR LIBOR	10.82%
10/1 YR LIBOR IO	50.45%	Condominium	7.72%
10/6 MO LIBOR	2.52%	Planned Unit Development	26.98%
10/6 MO LIBOR IO	35.34%	Single Family	64.06%
		Two-to-Four Family	1.23%
Interest Only	85.79%
Not Interest Only	14.21%	Primary	98.38%
		Second Home	1.62%
Prepay Penalty: N/A	80.29%
Prepay Penalty: 12 months	2.24%	Top 5 States:
Prepay Penalty: 36 months	17.47%	California	66.45%
		New York	8.47%
First Lien	100.00%	Virginia	3.68%
		Maryland	3.46%
Alternative Documentation	1.04%	Washington	3.13%
Fast Forward	11.71%
Full Documentation	54.95%	Top 10 Zips:
Stated Documentation	32.30%	93111	3.03%
		94949	2.44%
		90402	2.28%
		91361	2.28%
		90066	2.06%
		91403	1.89%
		92660	1.86%
		96761	1.82%
		91423	1.72%
		90046	1.68%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
50,000.01 - 100,000.00	1	87,000.00	0.18%	6.000	357	33.72	730
100,000.01 - 150,000.00	1	130,000.00	0.27%	5.750	357	29.21	747
150,000.01 - 200,000.00	7	1,216,820.91	2.52%	6.014	357	47.44	739
200,000.01 - 250,000.00	2	490,000.00	1.02%	6.253	356	69.03	792
250,000.01 - 300,000.00	8	2,191,182.84	4.54%	5.837	357	59.85	742
300,000.01 - 350,000.00	3	971,632.88	2.01%	5.903	357	70.42	749
350,000.01 - 400,000.00	11	4,133,234.48	8.56%	5.977	357	63.61	777
400,000.01 - 450,000.00	15	6,490,956.76	13.45%	5.825	355	68.00	751
450,000.01 - 500,000.00	10	4,747,525.30	9.84%	6.089	356	62.35	731
500,000.01 - 550,000.00	8	4,192,483.75	8.69%	6.108	357	61.57	772
550,000.01 - 600,000.00	10	5,819,640.93	12.06%	5.799	356	62.33	758
600,000.01 - 650,000.00	3	1,890,318.67	3.92%	5.875	355	75.96	747
650,000.01 - 700,000.00	3	2,052,819.30	4.25%	5.999	357	64.57	783
700,000.01 - 750,000.00	2	1,487,551.25	3.08%	6.123	356	60.95	730
750,000.01 - 800,000.00	4	3,110,094.36	6.44%	5.934	355	66.24	751
800,000.01 - 850,000.00	2	1,642,000.00	3.40%	6.245	357	73.15	760
850,000.01 - 900,000.00	2	1,779,410.12	3.69%	6.060	357	67.99	780
950,000.01 - 1,000,000.00	1	992,743.64	2.06%	6.125	357	50.00	782
1,000,000.01+	4	4,842,862.50	10.03%	5.763	357	44.52	748
Total	97	48,268,277.69	100.00%	5.945	356	62.11	756

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
5.000 - 5.499	4	2,362,901.74	4.90%	5.308	355	56.37	782
5.500 - 5.999	45	22,210,078.21	46.01%	5.771	356	63.02	753
6.000 - 6.499	44	21,484,297.74	44.51%	6.129	357	62.83	755
6.500 - 6.999	4	2,211,000.00	4.58%	6.588	357	52.19	761
Total	97	48,268,277.69	100.00%	5.945	356	62.11	756

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
650-674	1	162,000.00	0.34%	5.750	357	32.40	660
675-699	5	2,868,973.82	5.94%	6.014	356	55.74	684
700-724	13	6,014,489.50	12.46%	5.920	355	66.45	715
725-749	21	10,093,736.08	20.91%	5.980	357	63.94	738
750-774	24	11,524,894.88	23.88%	5.949	357	63.35	762
775-799	25	14,299,852.43	29.63%	5.942	357	58.60	784
800+	8	3,304,330.98	6.85%	5.835	355	66.52	804
Total	97	48,268,277.69	100.00%	5.945	356	62.11	756

Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	19	9,277,594.79	19.22%	5.942	357	38.91	752
50.00- 54.99	13	7,131,485.91	14.77%	5.970	356	51.51	761
55.00- 59.99	3	1,504,875.95	3.12%	5.875	357	56.89	780
60.00- 64.99	8	3,302,744.23	6.84%	6.031	357	61.87	767
65.00- 69.99	19	9,765,867.79	20.23%	5.954	356	67.39	755
70.00- 74.99	12	5,851,838.53	12.12%	5.759	356	71.66	755
75.00- 79.99	8	3,712,961.06	7.69%	5.963	355	76.58	754
80.00	14	7,543,539.10	15.63%	6.022	357	80.00	749
80.01- 84.99	1	177,370.33	0.37%	6.125	357	82.56	760
Total	97	48,268,277.69	100.00%	5.945	356	62.11	756

LTV Over 80	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
LTV <= 80	96	48,090,907.36	99.63%	5.945	356	62.04	756
LTV > 80 Republic	1	177,370.33	0.37%	6.125	357	82.56	760
Total	97	48,268,277.69	100.00%	5.945	356	62.11	756

Silent Second Flag	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N	83	39,474,722.92	81.78%	5.932	356	63.53	758
Y	14	8,793,554.77	18.22%	6.004	357	55.75	748
Total	97	48,268,277.69	100.00%	5.945	356	62.11	756

Total LTV (including silent 2nd)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	15	6,719,732.29	13.92%	5.983	357	37.82	751
50.00- 54.99	11	5,838,674.42	12.10%	5.973	356	50.31	760
55.00- 59.99	5	3,725,549.94	7.72%	5.853	357	50.16	759
60.00- 64.99	9	3,927,744.23	8.14%	5.996	357	58.63	765
65.00- 69.99	18	9,379,867.79	19.43%	5.947	356	67.42	754
70.00- 74.99	11	5,303,667.87	10.99%	5.747	356	71.76	753
75.00- 79.99	8	3,712,961.06	7.69%	5.963	355	76.58	754
80.00	14	6,389,828.98	13.24%	6.016	357	75.75	757
80.01- 84.99	2	725,540.99	1.50%	5.936	357	73.59	771
85.00- 89.99	4	2,544,710.12	5.27%	6.043	357	77.96	747
Total	97	48,268,277.69	100.00%	5.945	356	62.11	756

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
360	97	48,268,277.69	100.00%	5.945	356	62.11	756
Total	97	48,268,277.69	100.00%	5.945	356	62.11	756

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
301-360	97	48,268,277.69	100.00%	5.945	356	62.11	756
Total	97	48,268,277.69	100.00%	5.945	356	62.11	756

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 - 20.00	5	3,750,240.68	7.77%	5.966	356	59.10	761
20.01 - 25.00	11	5,472,709.25	11.34%	5.927	356	48.17	762
25.01 - 30.00	16	6,451,584.41	13.37%	5.915	357	60.28	743
30.01 - 35.00	18	8,321,071.75	17.24%	5.834	356	56.66	764
35.01 - 40.00	24	12,125,607.60	25.12%	6.026	357	63.90	762
40.01 - 45.00	19	10,090,679.91	20.91%	5.979	357	71.81	748
45.01 - 50.00	4	2,056,384.09	4.26%	5.855	354	74.47	733
Total	97	48,268,277.69	100.00%	5.945	356	62.11	756

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
ARM	97	48,268,277.69	100.00%	5.945	356	62.11	756
Total	97	48,268,277.69	100.00%	5.945	356	62.11	756

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
10/1 YR CMT	1	419,901.74	0.87%	5.000	344	70.00	809
10/1 YR LIBOR	10	5,223,957.19	10.82%	5.892	356	66.28	727
10/1 YR LIBOR IO	50	24,353,728.27	50.45%	5.974	356	61.59	758
10/6 MO LIBOR	2	1,214,864.86	2.52%	6.035	357	42.86	780
10/6 MO LIBOR IO	34	17,055,825.63	35.34%	5.937	357	62.76	759
Total	97	48,268,277.69	100.00%	5.945	356	62.11	756

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Interest Only	84	41,409,553.90	85.79%	5.959	357	62.07	758
Not Interest Only	13	6,858,723.79	14.21%	5.862	355	62.36	741
Total	97	48,268,277.69	100.00%	5.945	356	62.11	756

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Prepay Penalty: N/A	76	38,752,955.28	80.29%	5.974	356	61.92	757
Prepay Penalty: 12 months	2	1,081,200.00	2.24%	6.000	356	67.58	759
Prepay Penalty: 36 months	19	8,434,122.41	17.47%	5.804	357	62.33	750
Total	97	48,268,277.69	100.00%	5.945	356	62.11	756

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
First Lien	97	48,268,277.69	100.00%	5.945	356	62.11	756
Total	97	48,268,277.69	100.00%	5.945	356	62.11	756

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Alternative Documentation	1	504,000.00	1.04%	6.125	355	78.14	777
Fast Forward	12	5,653,950.52	11.71%	6.109	357	53.36	772
Full Documentation	55	26,521,313.88	54.95%	5.938	356	64.41	753
Stated Documentation	29	15,589,013.29	32.30%	5.893	356	60.86	755
Total	97	48,268,277.69	100.00%	5.945	356	62.11	756

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Cash Out Refinance	42	18,076,592.61	37.45%	5.902	356	62.40	753
Purchase	28	15,298,363.22	31.69%	5.990	356	68.90	758
Rate/Term Refinance	27	14,893,321.86	30.86%	5.951	357	54.79	757
Total	97	48,268,277.69	100.00%	5.945	356	62.11	756

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Condominium	10	3,728,322.91	7.72%	5.921	355	67.84	749
Planned Unit Development	23	13,023,064.21	26.98%	5.960	357	61.36	762
Single Family	63	30,921,050.46	64.06%	5.948	357	61.66	754
Two-to-Four Family	1	595,840.11	1.23%	5.625	354	66.67	773
Total	97	48,268,277.69	100.00%	5.945	356	62.11	756

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Primary	95	47,488,277.69	98.38%	5.944	356	61.82	755
Second Home	2	780,000.00	1.62%	6.000	356	80.00	801
Total	97	48,268,277.69	100.00%	5.945	356	62.11	756

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Arizona	3	1,047,348.47	2.17%	5.885	357	63.74	766
California	58	32,075,422.46	66.45%	5.954	356	60.30	758
Colorado	3	922,370.33	1.91%	6.111	357	66.15	755
Connecticut	1	280,000.00	0.58%	5.750	356	50.00	681
Florida	3	1,159,928.75	2.40%	5.828	357	58.55	770
Hawaii	1	879,410.12	1.82%	6.250	357	80.00	758
Illinois	1	311,632.88	0.65%	6.250	358	60.12	793
Maryland	3	1,671,551.25	3.46%	5.690	356	72.02	740
Massachusetts	2	878,631.76	1.82%	5.843	356	56.54	787
New Jersey	1	154,875.95	0.32%	5.875	356	56.99	729
New Mexico	1	395,000.00	0.82%	5.750	357	47.88	792
New York	10	4,089,788.49	8.47%	5.984	356	60.50	747
North Carolina	1	436,519.88	0.90%	5.500	350	53.95	711
Utah	1	679,970.83	1.41%	6.125	357	80.00	787
Virginia	5	1,774,430.88	3.68%	6.050	357	75.41	756
Washington	3	1,511,395.64	3.13%	5.812	357	71.67	712
Total	97	48,268,277.69	100.00%	5.945	356	62.11	756

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2.000 - 2.499	51	24,923,188.42	51.63%	6.006	356	62.93	749
2.500 - 2.999	46	23,345,089.27	48.37%	5.880	357	61.25	763
Total	97	48,268,277.69	100.00%	5.945	356	62.11	756

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2.000 - 2.499	51	24,923,188.42	51.63%	6.006	356	62.93	749
2.500 - 2.999	46	23,345,089.27	48.37%	5.880	357	61.25	763
Total	97	48,268,277.69	100.00%	5.945	356	62.11	756

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
10.000 -10.499	3	2,022,901.74	4.19%	5.297	355	53.94	787
10.500 -10.999	26	12,431,754.02	25.76%	5.777	356	63.79	749
11.000 -11.499	29	13,902,931.44	28.80%	6.110	356	64.26	749
11.500 -11.999	22	11,248,324.19	23.30%	5.870	357	60.77	760
12.000 -12.499	16	7,921,366.30	16.41%	6.129	357	60.67	767
12.500 -12.999	1	741,000.00	1.54%	6.625	357	52.07	738
Total	97	48,268,277.69	100.00%	5.945	356	62.11	756

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
5.000	96	47,758,277.69	98.94%	5.945	356	62.20	755
6.000	1	510,000.00	1.06%	6.000	356	53.68	784
Total	97	48,268,277.69	100.00%	5.945	356	62.11	756

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1.000	36	18,270,690.49	37.85%	5.944	357	61.44	760
2.000	61	29,997,587.20	62.15%	5.946	356	62.53	753
Total	97	48,268,277.69	100.00%	5.945	356	62.11	756

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
11/01/14	1	419,901.74	0.87%	5.000	344	70.00	809
05/01/15	1	436,519.88	0.90%	5.500	350	53.95	711
09/01/15	5	3,355,273.64	6.95%	5.809	354	71.79	745
10/01/15	2	1,148,664.21	2.38%	5.985	355	79.18	740
11/01/15	23	9,412,627.93	19.50%	5.936	356	65.72	746
12/01/15	58	30,889,910.81	64.00%	5.969	357	58.88	760
01/01/16	7	2,605,379.48	5.40%	6.084	358	67.58	758
Total	97	48,268,277.69	100.00%	5.945	356	62.11	756

Originator	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
HSBC	20	10,696,738.13	22.16%	5.890	355	69.85	742
INMC	75	36,641,637.82	75.91%	5.971	357	59.88	759
MELLON TRUST	1	510,000.00	1.06%	6.000	356	53.68	784
US CENTRAL	1	419,901.74	0.87%	5.000	344	70.00	809
Total	97	48,268,277.69	100.00%	5.945	356	62.11	756

Servicer	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
HSBC	20	10,696,738.13	22.16%	5.890	355	69.85	742
INMC	75	36,641,637.82	75.91%	5.971	357	59.88	759
MELLON	1	510,000.00	1.06%	6.000	356	53.68	784
US CENTRAL	1	419,901.74	0.87%	5.000	344	70.00	809
Total	97	48,268,277.69	100.00%	5.945	356	62.11	756

Interest Only Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	13	6,858,723.79	14.21%	5.862	355	62.36	741
120	84	41,409,553.90	85.79%	5.959	357	62.07	758
Total	97	48,268,277.69	100.00%	5.945	356	62.11	756

HarborView Mortgage Loan Pass-Through Certificates

Series 2006-2

Exhibit A

Table of Contents

The Originators – Page 2

Countrywide Home Loans – Page 2

IndyMac Bank F.S.B. – Page 9

Downey Savings and Loan Association – Page 12

The Servicers - Page 16

Countrywide Home Loans Servicing LP – Page 16

IndyMac Bank – Page 17

Downey Savings and Loan Association – Page 20

The Master Servicer and Securities Administrator – Page 22 Wells Fargo Bank NA – Page 22

The Trustee – Page 22

Deutsche Bank National Trust Company – Page 22

THE ORIGINATORS

The mortgage loans which were sold to the seller were originared by Countrywide Home Loans Inc. The information set forth in this exhibit contains a brief description of the underwriting guidelines used for mortgage loans originated by Countrywide.

Countrywide Home Loans

Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004 and December 31, 2005, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion and $1,111.090 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Mortgage Loan Production

The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans’ residential mortgage loan production for the periods indicated.

	Consolidated Mortgage Loan Production
	Year Ended February 28, 2001	Ten Months Ended December 31, 2001	Years Ended December 31,
			2002	2003	2004	2005
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans Number of Loans	240,608	504,975	999,448	1,517,743	846,395	809,630
Volume of Loans	$ 34,434	$ 76,432	$ 150,110	$ 235,868	$ 138,845	$ 167,675
Percent of Total Dollar Volume	50.0%	61.7%	59.6%	54.2%	38.2%	34.1%
Conventional Non-conforming Loans Number of Loans	86,600	137,593	277,626	554,571	509,711	826,178
Volume of Loans	$ 11,394	$ 22,209	$ 61,627	$ 136,664	$ 140,580	$ 225,217
Percent of Total Dollar Volume	16.5%	17.9%	24.5%	31.4%	38.7%	45.9%
FHA/VA Loans Number of Loans	118,673	118,734	157,626	196,063	105,562	80,528
Volume of Loans Percent of Total Dollar Volume	$ 13,075 18.9%	$ 14,109 11.4%	$ 19,093 7.6%	$ 24,402 5.6%	$ 13,247 3.6%	$ 10,712 2.2%
Prime Home Equity Loans Number of Loans	119,045	164,503	316,049	453,817	587,046	683,887
Volume of Loans	$ 4,660	$ 5,639	$ 11,650	$ 18,103	$ 30,893	$ 42,706
Percent of Total Dollar Volume	6.8%	4.5%	4.6%	4.2%	8.5%	8.7%
Nonprime Mortgage Loans Number of Loans	51,706	43,359	63,195	124,205	250,030	278,112
Volume of Loans	$ 5,360	$ 5,580	$ 9,421	$ 19,827	$ 39,441	$ 44,637
Percent of Total Dollar Volume	7.8%	4.5%	3.7%	4.6%	11.0%	9.1%
Total Loans Number of Loans	616,632	969,164	1,813,944	2,846,399	2,298,744	2,678,335
Volume of Loans	$ 68,923	$ 123,969	$ 251,901	$ 434,864	$ 363,006	$ 490,947
Average Loan Amount	$ 112,000	$ 128,000	$ 139,000	$ 153,000	$ 158,000	$ 183,000
Non-Purchase Transactions(1)	33%	63%	66%	72%	51%	53%
Adjustable-Rate Loans(1)	14%	12%	14%	21%	52%	52%

_________

(1)   Percentage of total loan production based on dollar volume.

Underwriting Standards

General

Countrywide Home Loans, Inc., a New York corporation (“Countrywide Home Loans”), has been originating mortgage loans since 1969. Countrywide Home Loans’ underwriting standards are applied in accordance with applicable federal and state laws and regulations.

As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower’s recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

In assessing a prospective borrower’s creditworthiness, Countrywide Home Loans may use FICO Credit Scores. “FICO Credit Scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.

Under Countrywide Home Loans’ underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans’ processing program (the “Preferred Processing Program”).

Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans’ underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans’ standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans’ underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans’ prior experience with the correspondent lender and the results of the quality control review process itself.

Countrywide Home Loans’ underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt to the monthly gross income (the “debt-to-income” ratios) are within acceptable limits. If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%. If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate. If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans’ underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans’ underwriting standards that are then in effect.

Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans’ underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the “Full Documentation Program”), each prospective borrower is required to complete an application which includes information with respect to the applicant’s assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans’ standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the “Alternative Documentation Program”), a Reduced Documentation Loan Program (the “Reduced Documentation Program”), a CLUES Plus Documentation Loan Program (the “CLUES Plus Documentation Program”), a No Income/No Asset Documentation Loan Program (the “No Income/No Asset Documentation Program”), a Stated Income/Stated Asset Documentation Loan Program (the “Stated Income/Stated Asset Documentation Program”) and a Streamlined Documentation Loan Program (the “Streamlined Documentation Program”).

For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

In addition to Countrywide Home Loans’ standard underwriting guidelines (the “Standard Underwriting Guidelines”), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the “Expanded Underwriting Guidelines”). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

Standard Underwriting Guidelines

Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum “cash-out” amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 38%.

In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio ranges up to 95%.

The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower’s assets and the sufficiency of the borrower’s funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

Expanded Underwriting Guidelines

Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans’ Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum “cash-out” amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower’s income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment and that the stated assets are consistent with the borrower’s income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

The “Loan-to-Value Ratio” of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is

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in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or

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in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans’ Streamlined Documentation Program as described under [“—Underwriting Standards—General”].

With respect to mortgage loans originated pursuant to Countrywide Home Loans’ Streamlined Documentation Program,

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if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

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if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan. See [“—Underwriting Standards—General” in this prospectus supplement.]

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

IndyMac Bank F.S.B.

IndyMac Bank, F.S.B. (“IndyMac Bank”) will be the seller of the Mortgage Loans (in such capacity, the “Seller”). The principal executive offices of IndyMac Bank are located at 888 East Walnut Street, Pasadena, California 91101-7211. IndyMac Bank is a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac Bancorp, Inc. The business now operated by IndyMac Bank began in 1993. On July 1, 2000, this business was transferred by a predecessor company to IndyMac Bank and began operation as a federal savings bank.

Origination Process

IndyMac Bank acquires mortgage loans principally through four channels: mortgage professionals, consumer direct, correspondent and conduit. IndyMac Bank also acquires a relatively small number of mortgage loans through other channels.

Mortgage professionals: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who have taken applications from prospective borrowers and submitted those applications to IndyMac Bank.

Consumer direct: Mortgage loans initiated through direct contact with the borrower. This contact may arise from internet advertising and IndyMac Bank website traffic, affinity relationships, company referral programs, realtors and through its Southern California retail banking branches.

Correspondent: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who sell previously funded mortgage loans to IndyMac Bank.

Conduit: IndyMac Bank acquires pools of mortgage loans in negotiated transactions either with the original mortgagee or an intermediate owner of the mortgage loans.

IndyMac Bank approves each mortgage loan seller prior to the initial transaction on the basis of the seller’s financial and management strength, reputation and prior experience. Sellers are periodically reviewed and if their performance, as measured by compliance with the applicable loan sale agreement, is unsatisfactory, IndyMac Bank will cease doing business with them.

Underwriting Process

Mortgage loans that are acquired by IndyMac Bank are underwritten by IndyMac Bank according to IndyMac Bank’s underwriting guidelines, which also accept mortgage loans meeting Fannie Mae or Freddie Mac guidelines regardless of whether such mortgage loans would otherwise meet IndyMac Bank’s guidelines, or pursuant to an exception to those guidelines based on IndyMac Bank’s procedures for approving such exceptions. Conventional mortgage loans are loans that are not insured by the FHA or partially guaranteed by the VA. Conforming mortgage loans are loans that qualify for sale to Fannie Mae and Freddie Mac, whereas non-conforming mortgage loans are loans that do not so qualify. Non-conforming mortgage loans originated or purchased by IndyMac Bank pursuant to its underwriting programs typically differ from conforming loans primarily with respect to loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent that these programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of loans made pursuant to these different underwriting standards may reflect higher delinquency rates and/or credit losses.

IndyMac Bank has two principal underwriting methods designed to be responsive to the needs of its mortgage loan customers: traditional underwriting and e-MITS (Electronic Mortgage Information and Transaction System) underwriting. E-MITS is an automated, internet-based underwriting and risk-based pricing system. IndyMac Bank believes that e-MITS generally enables it to estimate expected credit loss, interest rate risk and prepayment risk more objectively than traditional underwriting and also provides consistent underwriting decisions. IndyMac Bank has procedures to override an e-MITS decision to allow for compensating factors.

IndyMac Bank’s underwriting criteria for traditionally underwritten mortgage loans include an analysis of the borrower’s credit history, ability to repay the mortgage loan and the adequacy of the mortgaged property as collateral. Traditional underwriting decisions are made by individuals authorized to consider compensating factors that would allow mortgage loans not otherwise meeting IndyMac Bank’s guidelines.

In determining a borrower’s FICO Credit Score, IndyMac Bank generally selects the middle credit score of the scores provided by each of the three major U.S. credit repositories (Equifax, TransUnion and Experian) for each borrower, and then selects the lowest of these scores. In some instances, IndyMac Bank selects the middle score of the borrower with the largest amount of qualifying income among all of the borrowers on the mortgage loan. A FICO Credit Score might not be available for a borrower due to insufficient credit information on file with the credit repositories. In these situations, IndyMac Bank will establish a borrower’s credit history through documentation of alternative sources of credit such as utility payments, auto insurance payments and rent payments. In addition to the FICO Credit Score, other information regarding a borrower’s credit quality is considered in the loan approval process, such as the number and degree of any late mortgage or rent payments within the preceding 12-month period, the age of any foreclosure action against any property owned by the borrower, the age of any bankruptcy action, the number of seasoned tradelines reflected on the credit report and any outstanding judgments, liens, charge-offs or collections.

For each mortgage loan with a Loan-to-Value Ratio at origination exceeding 80%, IndyMac Bank will usually require a primary mortgage guarantee insurance policy that conforms to the guidelines of Fannie Mae and Freddie Mac. After the date on which the Loan-to-Value Ratio of a mortgage loan is 80% or less, either because of principal payments on the mortgage loan or because of a new appraisal of the mortgaged property, no primary mortgage guaranty insurance policy will be required on that mortgage loan.

All of the insurers that have issued primary mortgage guaranty insurance policies with respect to the mortgage loans meet Fannie Mae’s or Freddie Mac’s standards or are acceptable to the Rating Agencies. In some circumstances, however, IndyMac Bank does not require primary mortgage guaranty insurance on mortgage loans with Loan-to-Value Ratios greater than 80%.

IndyMac Bank purchases loans that have been originated under one of seven documentation programs: Full/Alternate, FastForward, Limited, Stated Income, No Ratio, No Income/No Asset and No Doc. In general, documentation types that provide for less than full documentation of employment, income and liquid assets require higher credit quality and have lower loan-to-value ratios and loan amount limits.

Under the Full/Alternate Documentation Program, the prospective borrower’s employment, income and assets are verified through written documentation such as tax returns, pay stubs or W-2 forms. . Generally, a two-year history of employment or continuous source of income is required to demonstrate adequacy and continuance of income. Borrowers applying under the Full/Alternate Documentation Program may, based on certain loan characteristics and higher credit quality, qualify for IndyMac Bank’s FastForward program and be entitled to income and asset documentation relief. Borrowers who qualify for FastForward must state their income, provide a signed Internal Revenue Service Form 4506 (authorizing IndyMac Bank to obtain copies of their tax returns), and state their assets; IndyMac Bank does not require any verification of income or assets under this program.

The Limited Documentation Program is similar to the Full/Alternate Documentation Program except that borrowers generally must document income and employment for one year (rather than two, as required by the Full/Alternate Documentation Program). Borrowers under the Limited Documentation Program may use bank statements to verify their income and employment. If applicable, written verification of a borrower’s assets is required under this program.

The Stated Income Documentation Program requires prospective borrowers to provide information regarding their assets and income. Information regarding a borrower’s assets, if applicable, is verified through written communications. Information regarding income is not verified and employment verification may not be written.

The No Ratio Program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications. The No Ratio Program does not require prospective borrowers to provide information regarding their income, but employment may not be written.

Under the No Income/No Asset Documentation Program and the No Doc Documentation Program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral, rather than on the income and the assets of the prospective borrower. Prospective borrowers are not required to provide information regarding their assets or income under either program, although under the No Income/No Asset Documentation Program, employment is orally verified.

IndyMac Bank generally will re-verify income, assets, and employment for mortgage loans it acquires through the wholesale channel, but not for mortgage loans acquired through other channels.

Maximum loan-to-value and combined loan-to-value ratios and loan amounts are established according to the occupancy type, loan purpose, property type, FICO Credit Score, number of previous late mortgage payments, and the age of any bankruptcy or foreclosure actions. Additionally, maximum total monthly debt payments-to-income ratios and cash-out limits may be applied. Other factors may be considered in determining loan eligibility such as a borrower’s residency and immigration status, whether a non-occupying borrower will be included for qualification purposes, sales or financing concessions included in any purchase contract, the acquisition cost of the property in the case of a refinance transaction, the number of properties owned by the borrower, the type and amount of any subordinate mortgage, the amount of any increase in the borrower’s monthly mortgage payment compared to previous mortgage or rent payments and the amount of disposable monthly income after payment of all monthly expenses.

To determine the adequacy of the property to be used as collateral, an appraisal is generally made of the subject property in accordance with the Uniform Standards of Profession Appraisal Practice. The appraiser generally inspects the property, analyzes data including the sales prices of comparable properties and issues an opinion of value using a Fannie Mae/Freddie Mac appraisal report form, or other acceptable form. In some cases, an automated valuation model (AVM) may be used in lieu of an appraisal. AVMs are computer programs that use real estate information, such as demographics, property characteristics, sales prices, and price trends to calculate a value for the specific property. The value of the property, as indicated by the appraisal or AVM, must support the loan amount.

Underwriting procedures vary by channel of origination. Generally, mortgage loans originated through the mortgage professional channel will be submitted to e-MITS for assessment and subjected to a full credit review and analysis. Mortgage loans that do not meet IndyMac Bank’s guidelines may be manually re-underwritten and approved under an exception to those underwriting guidelines. Mortgage loans originated through the consumer direct channel are subjected to essentially the same procedures, modified as necessary to reflect the fact that no third-party contributes to the preparation of the credit file.

IndyMac Bank currently operates two mortgage loan purchase programs as part of its correspondent channel:

1.

Prior Approval Program. Under this program, IndyMac Bank performs a full credit review and analysis of each mortgage loan generally with the same procedures used for mortgage loans originated through the mortgage professionals channel. Only after IndyMac Bank issues an approval notice to a loan originator is a mortgage loan eligible for purchase pursuant to this program.

2.

Preferred Delegated Underwriting Program. Under this program, loan originators that meet certain eligibility requirements are allowed to tender mortgage loans for purchase without the need for IndyMac Bank to verify mortgagor information. The eligibility requirements for participation in the Preferred Delegated Underwriting Program vary based on the net worth of the loan originators with more stringent requirements imposed on loan originators with a lower net worth. Loan originators are required to submit a variety of information to IndyMac Bank for review, including their current audited financial statements, their quality control policies and procedures, their current errors and omissions/fidelity insurance coverage evidencing blanket coverage in a minimum amount of $300,000, at least three underwriters’ resumes showing at least three years experience or a direct endorsement designation, and at least two references from mortgage insurance companies. Loan originators are required to have an active, traditional warehouse line of credit, which is verified together with the bailee letter and wire instructions. IndyMac Bank requires each loan originator to be recertified on an annual basis to ensure that it continues to meet the minimum eligibility guidelines for the Preferred Delegated Underwriting Program.

Under the Preferred Delegated Underwriting Program, each eligible loan originator is required to underwrite mortgage loans in compliance with IndyMac Bank’s underwriting guidelines usually by use of e-MITS or, infrequently, by submission of the mortgage loan to IndyMac Bank for traditional underwriting. A greater percentage of mortgage loans purchased pursuant to this program are selected for post-purchase quality control review than for the other program.

Mortgage loans originated through the conduit channel were generally initially underwritten by the party from whom IndyMac Bank acquired the mortgage loan to that party’s underwriting guidelines. IndyMac Bank reviews each such party’s guidelines for acceptability, and these guidelines generally meet industry standards and incorporate many of the same factors used by Fannie Mae, Freddie Mac and IndyMac Bank. Each mortgage loan is re-underwritten by IndyMac Bank for compliance with its guidelines based only on the objective characteristics of the mortgage loan, such as FICO, documentation type, loan-to-value ratio, etc., but without reassessing the underwriting procedures originally used. In addition, a portion of the mortgage loans acquired through the conduit channel are subjected to a full re-underwriting.

Exceptions to underwriting standards are permitted in situations in which compensating factors exist. Examples of these factors are significant financial reserves, a low loan-to-value ratio, significant decrease in the borrower’s monthly payment and long-term employment with the same employer.

Downey Savings and Loan Association

Downey Savings and Loan Association (“Downey”) is a Federal Association engaged in the mortgage banking business, and, as such, originates, purchases, sells and services mortgage loans. Downey originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents. Loans originated, purchased, sold or serviced by Downey are principally first lien, fixed or adjustable rate mortgage loans secured by single-family residences.

The principal executive offices of Downey are located at 3501 Jamboree Road, Newport Beach, California 92660.

Downey has represented and warranted that each of the mortgage loans was underwritten in accordance with standards utilized by it during the period of origination for the mortgage loans. The underwriting criteria under which the mortgage loans were originated are described under “—Underwriting Standards” below.

As described under “The Pooling and Servicing Agreement—[Assignment of the Mortgage Loans]” in this prospectus supplement, the originator will make certain representations and warranties to the trustee regarding the mortgage loans. In the event of a breach that materially and adversely affects the mortgage loans, the certificateholders or the Certificate Insurer, the originator will be obligated either to cure the breach or repurchase or replace each affected mortgage loan.

Underwriting Standards

Downey Underwriting Guidelines. All of the mortgage loans were originated or acquired by Downey generally in accordance with the underwriting criteria described in this section.

Downey’s underwriting guidelines are applied to evaluate the applicant, the property and the applicant’s income, employment and credit history, as applicable in the context of the loan program and documentation requirements. These are guidelines only and each loan is evaluated based upon its own merits. Exceptions to the guidelines may be acceptable if there are mitigating factors.

An applicant’s creditworthiness is determined based on the borrower’s ability and willingness to repay the loan. The decision is based upon the applicant’s financial information and credit history.

The Mortgage Loans have been underwritten under one of the following documentation programs:

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Full/Alternative Documentation (“Full/Alt Doc”): The guidelines for this program require verification of employment, income and assets.

•

Lite/Reduced Documentation (“Lite Doc”): The guidelines for this program do not require verification of income.

•

Express Documentation (“Downey Express”): The guidelines for this program do not require verification of income or assets.

Under each program, Downey obtains a credit report relating to the applicant from a credit reporting company. Credit scores from each of the three credit repositories is required, if available. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, lawsuits and judgments. Adverse information in the credit report may be required to be explained by the prospective borrower.

The minimum credit score required varies from 620 for certain products, to a minimum credit score of 700 for others. Generally, each credit report provides a credit score for the borrower. The credit score, called a “FICO” score, is based upon the credit evaluation methodology developed by Fair, Isaac and Company, a consulting firm specializing in creating evaluation predictive models through a high number of variable components. FICO scores generally range from 350 to 850 and are available from three major credit bureaus: Experian (formerly TRW), Equifax and Trans Union. These scores estimate, on a relative basis, which loans are most likely to default in the future. Lower scores imply higher default risk relative to a higher score. FICO scores are empirically derived from historical credit bureau data and represent a numerical weighting of a borrower’s credit characteristics over a two-year period. A FICO score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are specific values of each characteristic. A scorecard or model is created with weights or points assigned to each attribute. An individual loan applicant’s credit score is derived by adding together the attribute weights for the applicant.

For purchase transactions with loan-to-value ratios less than 80%, the downpayment is not required to be verified.

Downey generally requires a 2-year employment history on the application. Employment and income may be verified with either or a combination of paystubs, W-2 forms, Federal tax returns, or verification of employment form completed by the employer, or other acceptable means.

Downey’s underwriting standards are applied by or on behalf of Downey to evaluate the prospective borrower’s credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance, homeowners association dues and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt, which includes the proposed monthly housing costs and all other obligations with 10 or more monthly payments remaining, to the borrower’s monthly gross income (the “debt-to-income ratios”) are within acceptable limits. The maximum acceptable debt-to-income ratios, which are determined on a loan-by-loan basis, vary depending on a number of underwriting criteria, including the loan-to-value ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the guidelines for debt-to-income ratios, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Under its underwriting guidelines, Downey generally permits a housing payment-to-income ratio based on the prospective borrower’s monthly housing expenses of up to 36% and a debt-to-income ratio based on the prospective borrower’s total monthly debt of up to 40%.

Downey may provide secondary financing to a mortgagor simultaneously with the origination of a first mortgage loan, subject to certain limitations. The loan-to-value ratio of the senior (i.e., first) lien may not exceed 80% and the loan-to-value ratio may not exceed 95%. Private mortgage insurance is obtained on that portion exceeding 80% loan-to-value. Downey’s underwriting guidelines do not prohibit or otherwise restrict a mortgagor from obtaining secondary financing from other lenders.

The nature of the information that a borrower is required to disclose, and whether the information is verified, depends, in part, on the documentation program used in the origination process. In general, under each program, each prospective borrower is required to complete an application that includes information with respect to the applicant’s assets, liabilities, income, employment history and other personal information.

Under each program, Downey obtains appraisals using staff appraisers, automated valuation models, independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisal report includes a market data analysis based on recent sales and/or listings of comparable homes in the area; a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Uniform Standards of Professional Appraisal Practices. These are the standards accepted by Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation.

Downey requires title insurance on all of its mortgage loans. Downey also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less. Flood insurance is required when necessary to comply with Federal regulations.

Downey’s Full/Alt Doc underwriting guidelines for fixed-period adjustable rate mortgage loans generally allow a loan-to-value ratio at origination of up to 90% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $500,000 ($650,000 California only), up to an 80% loan-to-value ratio for mortgage loans with original principal balances of up to $800,000, up to a 70% loan-to-value ratio for mortgage loans with original principal balances of up to $1,000,000, up to a 65% loan-to-value ratio for mortgage loans with original principal balances of up to $1.5 million (Arizona and California, only), and up to a 50% loan-to-value ratio for mortgage loans with original principal balances of up to $2 million (Arizona and California, only).

For Full/Alt Doc cash-out refinance transactions, Downey’s underwriting guidelines generally allow a loan-to-value ratio at origination of up to 80% for mortgage loans with original principal balances of up to $600,000, up to 75% loan-to-value for mortgage loans with original principal balances of up to $800,000, up to 65% loan-to-value for mortgage loans with original principal balances of up to $1 million, and up to 60% loan-to-value for mortgage loans with original principal balances of up to $1.5 million (Arizona and California, only). The maximum “cash-out” amount permitted is $200,000, and is based in part on the original loan-to-value ratio of the related mortgage loan. As used in this terms sheet supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Downey if the borrower retains an amount in excess of 1% of the entire amount of the proceeds from the refinancing of the existing loan, or $5,000, whichever is greater, or, if the loan-to-value ratio is greater than 80%, an amount in excess of 2% of the proceeds, or $2,000, whichever is greater.

Downey’s Lite Doc underwriting guidelines for fixed-period adjustable rate mortgage loans generally allow a loan-to-value ratio at origination of up to 90% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000 ($500,000, California, only), up to an 80% loan-to-value ratio for mortgage loans with original principal balances of up to $650,000, up to a 75% loan-to-value ratio for mortgage loans with original principal balances of up to $800,000, up to a 70% loan-to-value ratio for mortgage loans with original principal balances of up to $1 million, up to a 65% loan-to-value ratio for mortgage loans with original principal balances of up to $1.5 million (Arizona and California, only), and up to a 50% loan-to-value ratio for mortgage loans with original principal balances of up to $2 million (Arizona and California, only).

For Lite Doc cash-out refinance transactions, Downey’s underwriting guidelines generally allow a loan-to-value ratio at origination of up to 75% for mortgage loans with original principal balances of up to $700,000, up to 70% loan-to-value for mortgage loans with original principal balances of up to $800,000, up to 65% loan-to-value for mortgage loans with original principal balances of up to $1 million. The maximum “cash-out” amount permitted is $150,000, and is based in part on the original loan-to-value ratio of the related mortgage loan.

The Lite Doc program requires verification of reserves, if required, and permits stated income. Downey obtains from a prospective borrower either a verification of deposit or a bank statement for the one-month period immediately preceding the date of the mortgage loan application. Because information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application.

With a FICO credit score of 700 or more, the Downey Express underwriting guidelines for fixed-period adjustable rate mortgage loans allow a loan-to-value ratio at origination of up to 90% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000 (Arizona and California, only). With a FICO credit score of 680 or more, the underwriting guidelines generally allow up to an 80% loan-to-value ratio for mortgage loans with original principal balances of up to $500,000 (Arizona and California, only), up to a 75% loan-to-value ratio for mortgage loans with original principal balances of up to $700,000, up to a 70% loan-to-value ratio for mortgage loans with original principal balances of up to $1 million, up to a 65% loan-to-value ratio for mortgage loans with original principal balances of up to $1.5 million (California, only), and up to a 50% loan-to-value ratio for mortgage loans with original principal balances of up to $2 million (California, only). With a FICO credit score of 620 or more, the underwriting guidelines generally allow up to a 70% loan-to-value ratio for mortgage loans with original principal balances of up to $500,000, up to a 65% loan-to-value ratio for mortgage loans with original principal balances of up to $700,000, up to a 60% loan-to-value ratio for mortgage loans with original principal balances of up to $1 million, up to a 55% loan-to-value ratio for mortgage loans with original principal balances of up to $1.5 million (California, only), and up to a 40% loan-to-value ratio for mortgage loans with original principal balances of up to $2 million (California, only).

For Downey Express cash-out refinance transactions, Downey’s underwriting guidelines generally allow, with a FICO credit score of 680 or more, a loan-to-value ratio at origination of up to 75% for mortgage loans with original principal balances of up to $550,000, up to 70% loan-to-value for mortgage loans with original principal balances of up to $700,000, up to 65% loan-to-value for mortgage loans with original principal balances of up to $1 million, and, with a FICO credit score of 620 or more, a loan-to-value ratio at origination of up to 65% for mortgage loans with original principal balances of up to $550,000, up to 60% loan-to-value for mortgage loans with original principal balances of up to $700,000, up to 55% loan-to-value for mortgage loans with original principal balances of up to $1 million. The maximum “cash-out” amount permitted is $100,000, and is based in part on the original loan-to-value ratio of the related mortgage loan.

The Downey Express program is a stated income/stated assets program. Under the program the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment, and that the stated assets are consistent with the borrower’s income.

THE SERVICERS

Countrywide Home Loans Servicing LP

The principal executive offices of Countrywide Home Loans Servicing LP (“Countrywide Servicing”) are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Loan Servicing

Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

(a)   collecting, aggregating and remitting mortgage loan payments;

(b)   accounting for principal and interest;

(c)   holding escrow (impound) funds for payment of taxes and insurance;

(d)   making inspections as required of the mortgaged properties;

(e)   preparation of tax related information in connection with the mortgage loans;

(f)   supervision of delinquent mortgage loans;

(g)   loss mitigation efforts;

(h)   foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

(i)   generally administering the mortgage loans, for which it receives servicing fees.

Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures

When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing’s servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing’s business judgment, changes in the servicing portfolio and applicable laws and regulations.

IndyMac Bank

IndyMac Bank will act as servicer under the Pooling and Servicing Agreement (in such capacity, the “Servicer”). IndyMac Bank has been master servicing mortgage loans since 1993 and servicing mortgage loans directly (servicing without the use of a subservicer) since 1998. It is expected that on the closing date the Servicer will be the only entity servicing the Mortgage Loans. As of the date of this free writing prospectus supplement, IndyMac Bank is rated (x) by Fitch, “RPS2+” as a servicer of alt/A, prime and subprime mortgage loans, (y) by Moody’s, “SQ2” as a primary servicer of prime and subprime first lien mortgage loans and “SQ3” as a special servicer and (z) by S&P, “above average/stable” as a primary servicer and “average/stable” as a master servicer and special servicer.

The Servicer will be responsible for servicing the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement employing the same degree of skill and care that it employs in servicing other mortgage loans comparable to the Mortgage Loans serviced by the Servicer for itself or others. The Servicer has agreed to represent and protect the interest of the Trustee in the Mortgage Loans in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan.

If the servicing of any Mortgage Loan were to be transferred from a subservicer to IndyMac, or if any other servicing transfer were to occur, an increase in delinquencies and defaults may occur due to misapplied or lost payments, data input errors, system incompatibilities or otherwise. Although any increase in delinquencies is expected to be temporary, we cannot give any assurance as to the duration or severity of any disruption in servicing the applicable Mortgage Loans as a result of any servicing transfer. See also “Risk Factors—Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the Certificates” in the prospectus.

Foreclosure, Delinquency and Loss Experience

The delinquency, foreclosure and loss percentages set forth in the tables below may be affected by the size and relative lack of seasoning of the master servicing and servicing portfolio. Delinquencies, foreclosures and losses generally are expected to occur more frequently after the first full year of the life of mortgage loans. Accordingly, because a large number of mortgage loans serviced by the Servicer have been recently originated, the current level of delinquencies, foreclosures and losses may not be representative of the levels that may be experienced over the lives of such mortgage loans. If the volume of IndyMac Bank’s new loan originations and acquisitions declines, the levels of delinquencies, foreclosures and losses as percentages of the portfolio could rise significantly above the rates indicated in the tables.

The foreclosure, delinquency and loss experience set forth below may not be indicative of IndyMac Bank’s foreclosure, delinquency and loss experience for future periods. Accordingly, the information presented in the tables below (which includes mortgage loans with underwriting, payment and other characteristics that differ from those of the Mortgage Loans) should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans, and no assurances can be given that the foreclosure, delinquency and loss experience presented in these tables will be indicative of such experience on the Mortgage Loans in the future.

The following tables summarize (a) the delinquency and foreclosure experience and (b) cumulative net losses, respectively, as of December 31, 2001, December 31, 2002, December 31, 2003, December 31, 2004 and September 30, 2005 on approximately $8.90 billion, $8.99 billion, $7.26 billion, $16.15 billion and $33.36 billion, respectively, in outstanding principal balance of mortgage loans master serviced or serviced by IndyMac Bank and securitized by the Depositor or CWMBS, Inc.

	As of December 31,				As of September 30,
	2001	2002	2003	2004	2005
Total Number of Conventional Mortgage Loans in Portfolio	58,949	46,004	24,291	52,922	112,700
Delinquent Mortgage Loans and Pending Foreclosures at Period End(1): 30-59 days	3.46%	2.54%	1.99%	1.37%	2.16%
60-89 days	0.88%	0.72%	0.48%	0.24%	0.25%
90 days or more (excluding pending foreclosures)	0.67%	0.52%	0.38%	0.19%	0.15%
Total Delinquencies	5.01%	3.78%	2.85%	1.80%	2.57%
Foreclosures pending	1.84%	1.50%	1.21%	0.15%	0.10%
REOs	0.56%	0.59%	0.41%	0.03%	0.02%
Total delinquencies, foreclosures pending and REOs	7.41%	5.87%	4.47%	1.98%	2.68%

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(1) As a percentage of the principal balance.

The Seller does not write off mortgage loans of the type covered by the registration statement of which this free writing prospectus supplement forms a part until the loans are liquidated in a foreclosure sale or are otherwise disposed of (such as by a deed in lieu of foreclosure) in accordance with its guidelines for servicing delinquent mortgage loans and it has received all expected proceeds.

	Cumulative Net Losses (Millions)	Cumulative Stated Amount of Securities Issued (Millions)	Loss (Ratio)(1)
As of December 31, 2001	$77.01	$28,152.72	0.27%
As of December 31, 2002	$100.03	$33,498.95	0.30%
As of December 31, 2003	$119.69	$38,992.40	0.31%
As of December 31, 2004	$128.92	$52,479.30	0.25%
As of September 30, 2005	$131.73	$74,710.44	0.18%

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(1) Loss Ratio represents cumulative net losses as a percentage of the aggregate amount of securities issued.

Historically, a variety of factors, including the appreciation of real estate values, has limited the Servicer’s loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the Servicer’s control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future. For example, a general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as collateral for loans. If the real estate market and economy continue to decline, the Servicer may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

Downey Savings and Loan Association, F.A.

The mortgage loans included in the trust fund will be serviced by Downey Savings and Loan Association, F.A. (“Downey” or the “servicer”). The servicer will have primary responsibility for servicing the mortgage loans including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure and other proceedings with respect to the mortgage loans and the related mortgaged properties in accordance with the servicing provisions of the reconstitution agreement (such servicing provisions referred to herein as the “servicing agreement”).

Each of the trustee and the master servicer are either parties to or third-party beneficiaries under the servicing agreement and can enforce the obligations of the seller and servicer thereunder. The servicer’s servicing responsibilities will be performed under the supervision of the master servicer in accordance with the provisions of the servicing agreement and the pooling and servicing agreement. Under the servicing agreement, the master servicer has the right to terminate the servicer for certain events of default that indicate the servicer is not performing, or is unable to perform, its duties and obligations under the servicing agreement. In addition, the servicing agreement provides that the owner of the servicing rights will retain the right to transfer the servicing of the mortgage loans to one or more successor servicers at any time with 30 days’ notice, without cause, subject to the terms of the servicing agreement and the pooling and servicing agreement, which includes providing prior notice to each rating agency regarding such transfer and consent of the certificate insurer to the successor.

Downey Savings and Loan Association, F.A.

Downey is a federally charter savings and loan association. Downey was formed in 1957 as a California-licensed savings and loan association, was incorporated in Delaware on October 21, 1994, and converted to a federal charter in 1995. The principal executive offices of Downey are located at 3501 Jamboree Road, Newport Beach, California 92660. Downey’s primary business is banking. The banking activities focus on: attracting funds from the general public and institutions and obtaining borrowings; and originating and investing in loans, primarily residential real estate mortgage loans, investment securities and mortgage-backed securities. Downey also engages in the mortgage banking business, and, as such, originates, purchases, sells, and services mortgage loans. Downey is an approved seller/servicer in good standing with Fannie Mae, Freddie Mac, and the Federal Housing Administration.

Downey has been servicing single-family residential mortgage loans since 1957, and servicing monthly adjustable mortgages for more than 20 years. As of December 31, 2005, Downey serviced for investors, and owned servicing rights for, loans having an aggregate unpaid principal balance of approximately $2.383 billion and sub-serviced loans having an aggregate unpaid principal balance of approximately $2.908 billion. As of December 31, 2005, Downey serviced for investors, and owned servicing rights for, loans having an aggregate unpaid principal balance of approximately $5.292 billion. During the fourth quarter of 2004, Downey sold approximately 80% of our servicing rights.

Servicing and sub-servicing includes, but is not limited to:

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collecting, aggregating, and remitting loan payments;

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administering escrow funds for the payment of real estate taxes and insurance premiums;

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contacting delinquent mortgagors;

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supervising foreclosures in the event of non-remedied defaults; and

•

generally administering the loans.

The following table sets forth certain information regarding the delinquency, foreclosure and loss experience of Downey with respect to all the residential mortgage loans originated and serviced by it. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

	December 31, 2002			December 31, 2003
	Number of Loans	Dollar Amount*	Percent of Total Portfolio	Number of Loans	Dollar Amount*	Percent of Total Portfolio
Total Portfolio	89,169	$18,557,062	100.00%	86,794	$18,675,245	100.00%
Delinquent Loans
30-59 days delinquent	693	140,695	0.76%	463	101,601	0.55%
60-89 days delinquent	115	27,492	0.15%	114	24,893	0.13%
90+ days delinquent		68,	0. 3		41,	0.2
Total	1,086	$ 236,806	1.28%	753	$ 168,089	0.90%
Foreclosures	264	$ 67,993	0.37%	180	$ 42,900	0.23%
Total Net Loan Loss**	N/A	$ 490	N/A	N/A	$ 686	N/A

	December 31, 2004			December 31, 2005
Total Portfolio	Number of Loans	Dollar Amount*	Percent of Total Portfolio	Number of Loans	Dollar Amount*	Percent of Total Portfolio
Delinquent Loans	74,204	$20,238,462	100.00%	69,282	$ 20,393,156	100.00%
30-59 days delinquent	416	104,231	0.52%	820	234,397	1.18%
60-89 days delinquent	76	18,017	0.09%	89	27,539	0.13%
90+ days delinquent		28,	0.1		32,	0.1
Total	593	$ 150,265	0.75%	1025	$ 293,958	1.48%
Foreclosures	100	$ 28,074	0.14%	107	$ 31,568	0.15%
Total Net Loan Loss**	N/A	$ 180	N/A	N/A	$ 155	N/A

*   Dollar amounts are in thousands.

** Total Net Loan Loss equates to Charge-Offs, net of recoveries, only related to loans owned by Downey (and not loans serviced for others).

When a loan is past due, Downey’s collection department attempts to bring the delinquent mortgage, installment, or line of credit account current in as short a time as possible, and to avoid foreclosure. It is important to address a one-payment delinquency immediately to prevent it from becoming more serious. An early determination of the reason for the delinquency gives the collection department and the borrower time to arrange an acceptable method of curing the default.

Downey considers every possible collection alternative, including possible workouts, if feasible. When all collection alternatives have been exhausted, the collector must protect the interests of Downey, the investor, and the guarantor or insurer of the loan and submit a recommendation to initiate foreclosure.

Periodically and at Downey’s discretion, Downey will identify and review all delinquent loans including loans in foreclosure that may pose a higher risk, and will send the borrower a workout option letter with financial forms in attempt to mitigate any loss. Due to this periodic mailing, the borrower may receive more than one workout option letter during his/her default.

In the event that any payment due under any mortgage loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, Downey shall take such action as it shall deem to be in the best interest of the trust fund.

In the event that any payment due under any mortgage loan remains delinquent for a period of ninety (90) days or more, Downey will commence foreclosure proceedings, provided that prior to commencing foreclosure proceedings, Downey will notify the trust fund in writing of Downey’s intention to do so, and Downey will not commence foreclosure proceedings if the trust fund objects to such action within ten (10) business days of receiving such notice.

Foreclosure proceedings are processed in accordance the provisions of the deed of trust or mortgage, state law, government agency requirements, and the servicing agreement.

THE MASTER SERVICER AND SECURITIES ADMINISTRATOR

If specified in the related terms sheet, Wells Fargo Bank, N.A. (“Wells Fargo”) may act as master servicer and securities administrator under the pooling agreement. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and customer finance services throughout the Unites States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor, any originator and any servicer may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

The master servicer, if any, will be responsible for the aggregation of monthly servicer reports and remittances and for oversight of the performance of each servicer under the terms of the related servicing agreement. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with each servicer. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling agreement. In addition, upon the occurrence of certain servicer events of default under the terms of the related servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the issuing entity against such defaulting servicer. Wells Fargo has been engaged in the business of master servicing since June 30, 1995. As of November 30, 2005, Wells Fargo was acting as master servicer for approximately 940 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $428,268,679,337.

If specified in the related terms sheet, under the terms of the pooling agreement, Wells Fargo may also be responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo will be responsible for the preparation and filing of all REMIC tax returns on behalf of the issuing entity’s REMICs and the preparation of monthly reports on Form 10-D and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo has been engaged in the business of securities administration since June 30, 1995. As of November 30, 2005, Wells Fargo was acting as securities administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities.

THE TRUSTEE

Deutsche Bank National Trust Company. Deutsche Bank National Trust Company (“DBNTC”) will act as Trustee. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. DBNTC also will act as a custodian of the mortgage files pursuant to the pooling and servicing agreement. DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but they will be kept in shared facilities. However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the Trustee on behalf of the trust fund. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC will remain liable for the duties and obligations required of it under the pooling and servicing agreement. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as custodian on behalf of the holders of the certificates or as custodian.

POOLING AGREEMENT REPRESENTATIONS AND WARRANTIES

(i)

Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, predatory and abusive lending, consumer credit protection, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans at origination have been complied with;

(ii)

No Mortgage Loan is (a)(1) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”) or (2) has an APR or total points and fees that are equal to or exceeds the HOEPA thresholds (as defined in 12 CFR 226.32 (a)(1)(i) and (ii)), (b) a “high cost” mortgage loan, “covered” mortgage loan, “high risk home” mortgage loan,  or “predatory” mortgage loan or any other comparable term, no matter how defined under any federal, state or local law, (c) subject to any comparable federal, state or local statutes or regulations, or any other statute or regulation providing for assignee liability to holders of such mortgage loans, or (d) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the current Standard & Poor’s LEVELS® Glossary Revised, Appendix E);

(iii)

No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment or health insurance product) or debt cancellation agreement in connection with the origination of the Mortgage Loan.  No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

(iv)

The Mortgage Loan complies with all applicable consumer credit statutes and regulations, including, without limitation, the respective Uniform Consumer Credit Code laws in effect in Alabama, Colorado, Idaho, Indiana, Iowa, Kansas, Maine, Oklahoma, South Carolina, Utah, West Virginia and Wyoming, has been originated by a properly licensed entity, and in all other respects, complies with all of the material requirements of any such applicable laws;

(v)

The Seller has fully and accurately furnished complete information (i.e., favorable and unfavorable) on the related borrower credit files to Equifax, Experian and Trans Union Credit Information Company, in accordance with the Fair Credit Reporting Act and its implementing regulations, on a monthly basis and, for each Mortgage Loan;

(vi)

No Mortgage Loan is secured by real property or secured  by a manufactured home located in the state of Georgia unless (x) such Mortgage Loan was originated prior to October 1, 2002 or after March 6, 2003, or (y) the property securing the Mortgage Loan is not, nor will be, occupied by the Mortgagor as the Mortgagor’s principal dwelling.  No Mortgage Loan is a “High Cost Home Loan” as defined in the Georgia Fair Lending Act, as amended (the “Georgia Act”).   Each Mortgage Loan that is a “Home Loan” under the Georgia Act complies with all applicable provisions of the Georgia Act. No Mortgage Loan secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

(vii)

No Mortgage Loan is a “High-Cost” loan as defined under the New York Banking Law Section 6-1, effective as of April 1, 2003;

(viii)

No Mortgage Loan (a) is secured by property located in the State of New York; (b) had an unpaid principal balance at origination of $300,000 or less, and (c) has an application date on or after April 1, 2003, the terms of which Mortgage Loan equal or exceed either the APR or the points and fees threshold for “high-cost home loans”, as defined in Section 6-1 of the New York State Banking Law;

(ix)

No Mortgage Loan is a “High Cost Home Loan” as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 or 2003);

(x)

No Mortgage Loan is a “High Cost Home Loan” as defined in the Kentucky high-cost loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);

(xi)

No Mortgage Loan secured by property located in the State of Nevada is a “home loan” as defined in the Nevada Assembly Bill No. 284;

(xii)

No Mortgage Loan is a “manufactured housing loan” or “home improvement home loan” pursuant to the New Jersey Home Ownership Act.  No Mortgage Loan is a “High-Cost Home Loan” or a refinanced “Covered Home Loan,” in each case, as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46;10B-22 et seq.);

(xiii)

No Mortgage Loan is a subsection 10 mortgage under the Oklahoma Home Ownership and Equity protection Act;

(xiv)

No Mortgage Loan is a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. §§ 58-21A-1 et seq.);

(xv)

No Mortgage Loan is a “High-Risk Home Loan” as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);

(xvi)

No Loan that is secured by property located within the State of Maine meets the definition of a (i) “high-rate, high-fee” mortgage loan under Article VIII, Title 9-A of the Maine Consumer Credit Code or (ii) “High-Cost Home Loan” as defined under the Maine House Bill 383 L.D. 494, effective as of September 13, 2003;

(xvii)

With respect to any Loan for which a mortgage loan application was submitted by the Mortgagor after April 1, 2004, no such Loan secured by Mortgaged Property in the State of Illinois which has a Loan Interest Rate in excess of 8.0% per annum has lender-imposed fees (or other charges) in excess of 3.0% of the original principal balance of the Loan;

(xviii)

No Mortgage Loan secured by Mortgaged Property in the state of Massachusetts is a “High Cost Home Mortgage Loan” as defined in Part 40 and Part 32, 209 CMR 40.01 et seq., effective March 22, 2001;

(xix)

No Loan is a “High Cost Home Loan” as defined by the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. §§ 24-9-1 et seq.);